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                                                                  Exhibit 4
                                                                  Execution Copy

                                    AGREEMENT

         This AGREEMENT is entered into as of August 12, 1998, by and among Comcast Corporation, a Pennsylvania corporation ("Comcast") and Mr. Glenn R. Jones ("Jones"), Jones International, Ltd. ("International"), Glenn Jones Grantor Business Trust (the "Jones Trust"), Jones International Grantor Business Trust (the "JI Trust", and together with the Jones Trust, the "Trusts"), Jones Space Segment, Inc. ("Space"), Jones Global Group, Inc. ("Global"), Jones Interdigital, Inc. ("Interdigital"), Jones Entertainment Group, Ltd. ("Entertainment" and together with Jones, International, the Trusts, Space, Global and Interdigital, the "Jones Entities").

         WHEREAS, certain of the Jones Entities and The Bank of New York, as successor agent to Morgan Guaranty Trust Company of New York, as agent for BCI Telecom Holding Inc., a Canadian corporation f/k/a/ Bell Canada International Inc. ("BTH") and BTH (Intercable) Limited, a British Virgin Islands corporation f/k/a Bell Canada International BVI VI Limited ("BTH Intercable"), as assignee of BTH, have entered into certain option agreements each dated as of December 20, 1994 and amended as of the date hereof (the "Option Agreements"), granting an option (the "Control Option") to purchase the shares of Common Stock, par value $.01 per share (the "Common Stock"), of Jones Intercable, Inc. (the "Company") owned beneficially or of record by the Jones Entities (the "Control Shares");

         WHEREAS, the Company, Jones, International and BTH are parties to a certain Shareholders Agreement originally dated as of December 20, 1994 providing for certain rights and obligations regarding their relationships (the "Original Shareholders Agreement");

         WHEREAS, Comcast, BTH, BTH Intercable and BTH (US Cable) Limited, a British Virgin Islands corporation f/k/a Bell Canada International BVI III Limited ("US Cable" and together with BTH and BTH Intercable the "BTH Entities") have entered into a Purchase and Sale Agreement, dated as of May 22, 1998, providing, among other things, for the acquisition by Comcast of the Control Shares at such time that certain of the BTH Entities (or their agents) are entitled to acquire the Control Shares pursuant to the Control Option (the "Original Comcast/BTH Agreement");

         WHEREAS, conditioned on the terms hereof, the Jones Entities and Comcast desire to expedite the consummation of the transactions contemplated by the Option Agreements;

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Jones Entities and certain of the BTH Entities are amending the Option Agreements which amendments provide for the immediate acceleration of the exercise of the Control Option and the ultimate acquisition of the Control Shares by Comcast;

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, Jones, International and BTH have entered into an agreement of even date herewith providing for the amendment of certain rights and obligations of the parties under the Original Shareholders Agreement (the Original Shareholders Agreement as so amended, the "Shareholders Agreement"), and the other Jones Entities and BTH Entities have also entered into such agreement of even date herewith to provide for the mutual release, effective as of the Closing Date, of certain claims each of the Jones Entities, the Company and the BTH Entities may have against each other.

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, Comcast and the BTH Entities have entered into an amendment to the Original Comcast/BTH Agreement amending, among other things, the timing of the "Initial Closing" and "Final Closing" and providing for the "Simultaneous Closing" (as such terms are defined in the Comcast/BTH Agreement) of the transactions contemplated by the Comcast/BTH Agreement, which Simultaneous Closing shall occur on the same date as the Closing (as defined below) (the Original Comcast/BTH Agreement as so amended, the "Comcast/BTH Agreement"); and

         WHEREAS, Comcast and the Jones Entities desire to set forth their agreement regarding certain matters relating to the transactions contemplated by the amendments to the Option Agreements, the Comcast/BTH Agreement and the Shareholders Agreement;

         THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows.

                                      -1-
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1. Closing.

                  (a) The closing of the transactions contemplated hereby (the "Closing") shall take place on the same date as the Simultaneous Closing at the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103 as soon as is reasonably practicable after the date on which the conditions specified in Sections 3 and 4 shall be fulfilled or waived. The date on which the Closing occurs is sometimes referred to herein as the "Closing Date". Comcast shall notify to the extent possible the Jones Entities of the expected Closing Date no less than three days prior to the Closing Date.

                  (b) At the Closing, the parties agree that the following events shall occur in the following sequence:

                           (i) The directors of the Company other than the Joint
Nominees (as defined in the Shareholders Agreement) shall resign seriatim and the remaining directors shall appoint individuals designated by Comcast to fill the vacancies created thereby.

                           (ii) The purchase and sale of the Control Shares
shall occur (the "Option Closing").

                           (iii) The Simultaneous Closing shall occur.

                  (c) If the Option Closing and the Simultaneous Closing under the Comcast/BTH Agreement shall not have occurred on the Closing Date, then all of the transactions and agreements to be effected at the Closing shall be rescinded and deemed not to have occurred.

2. Initial Consideration.

                  (a) In consideration for the Jones Entities entering into this Agreement, Comcast agrees that, on the date that the Jones Entities pledge the Pledged Shares (as defined herein) pursuant to Section 9(e) hereof, it will deposit with International $50,000,000 in cash (the "Initial Consideration") by wire transfer of immediately available funds to a bank account designated by International. The parties acknowledge and agree that the Initial Consideration, together with interest thereon, shall be a credit against the aggregate Purchase Price (as such term is defined in the Option Agreements) required to be paid upon the closing of the purchase and sale of all of the Optioned Shares, as more fully described in the Option Agreements.

                  (b) In the event that this Agreement is terminated for any reason other than pursuant to Section 16(c) hereof or the Closing fails to occur on the Closing Date for any reason other than as set forth in Section 16(c), the Jones Entities agree to pay to Comcast, upon delivery by any Jones Entity of any notice of termination or upon demand by Comcast, an amount equal to the Initial Consideration plus interest calculated at the Applicable Rate from the date the Initial Consideration is deposited with the Jones Entities to and including the date the Jones Entities repay such Initial Consideration. "Applicable Rate" means an interest rate per annum at which deposits in United States dollars appears on page 3750 (or any successor page thereto) of the Dow Jones Telerate Screen for a ninety day period, plus 1/2%. The Applicable Rate for any period shall be determined as of the date the Initial Consideration is deposited with the Jones Entities, and shall be adjusted quarterly on the first business day of each January, April, July and October through the date the Jones Entities repay the Initial Consideration (or the Initial Consideration is credited against the Purchase Price payable in respect of the Optioned Shares pursuant to the Option Agreements).

                                      -2-
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                  (c) In the event that this Agreement is validly terminated by the Jones Entities pursuant to Section 16(c) hereof or the Closing fails to occur on the Closing Date for the reason set forth in Section 16(c), the parties agree that the damages suffered by the Jones Entities would be speculative and difficult to measure and, therefore, the Jones Entities shall be entitled to retain the Initial Consideration (together with any interest earned thereon by the Jones Entities) as liquidated damages and a sole remedy for Comcast's breach of its obligations under this Agreement; provided however, that nothing contained in this clause (c) shall preclude the Jones Entities from seeking specific performance of Comcast's obligations hereunder prior to the termination of this Agreement.

                  (d) The Jones Entities shall be entitled to retain the Initial Consideration (together with any interest earned thereon by the Jones Entities) upon consummation of the purchase and sale of the Optioned Shares.

         3. Conditions to the Obligations of Comcast. The obligation of Comcast to take any action required to be taken by Comcast at or following the Closing shall be subject to the fulfillment or waiver of each of the following conditions:

                  (a) The waiting period (including any extension thereof resulting from additional inquiries, if any) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") applicable to the consummation of the transactions contemplated hereby (including the consummation of the exercise of the Control Option and the Simultaneous Closing under the Comcast/BTH Agreement) shall have expired or been earlier terminated.

                  (b) All authorizations, consents, approvals or other actions by, in respect of or filings with any Governmental Authority in the United States, England or Spain, or any other country where any Intercable Group Entity conducts material business required (including the obtaining of any approvals from Franchise Authorities) to permit the consummation of the transactions contemplated hereby shall have been taken or obtained, as the case may be, and shall be in full force and effect; provided that if all authorizations, consents and approvals from applicable Franchise Authorities necessary to effect the change of control of the Franchises (i) relating to the Franchises (whether in Owned Systems or Managed Systems) set forth on Schedule F, (ii) relating to Franchises in Managed Systems which, as of the Closing Date, are subject to a letter of intent or agreement of sale providing for the sale or other disposition of such Managed System to a Person other than the Company (or its wholly owned Subsidiaries), and (iii) relating to Franchises with not less than 10,000 basic subscribers in Systems (whether Owned Systems or Managed Systems) acquired by any Intercable Group Entity (except for Managed Systems which, as of the Closing Date, are subject to a letter of intent or agreement of sale providing for the sale or other disposition of such Managed System to the Company or one of its wholly owned Subsidiaries) after the date hereof (the "Required Franchise Approvals") shall have been so obtained, be in effect and not be subject to withdrawal or appeal then the condition contained in this paragraph (b) shall be deemed to be fulfilled as it relates to authorizations, consents or approvals from applicable Franchise Authorities on the date on which all of the Required Franchise Approvals are so obtained and are in effect and not subject to withdrawal or appeal and provided further that this condition shall not be satisfied if any Required Franchise Approval shall not have been obtained.

                  (c) There shall not then be in effect any applicable law, rule or regulation or any judgment, injunction, order or decree that has one or more of the effects described in clauses (i), (ii) or (iii) of the following paragraph (d); provided that if after the date hereof Comcast or any of its Affiliates enters into a new line of business and at such time there is a law, rule or regulation that has, or is reasonably expected to have, one or more of such effects, then this paragraph (c) will not apply to any such law, rule or regulation.

                  (d) There shall not then be instituted or pending any action or proceeding before any federal or state court or other Governmental Authority brought by a Governmental Authority challenging the consummation of the transactions contemplated hereby or seeking to (i) prevent Comcast from consummating the transactions contemplated hereby, including exercising (or directing BTH Intercable (or its Affiliates and agents) to exercise) the Control Option or prevent BTH Intercable (or its Affiliates and agents) from exercising the Control Option, (ii) require Comcast to divest, or otherwise limit Comcast's ability to exercise full rights of ownership over the Control Option or the Optioned Shares or any shares of capital stock of the Company owned by Comcast, BTH, BTH Intercable or their respective Affiliates, or (iii) require, after the exercise of the Control Option, Comcast or the Intercable Group to divest any material business or assets or which would impose a material limitation on the conduct of Comcast's or the Intercable Group's business; provided that if after the date hereof Comcast or any of its Affiliates enters into a new line of business and at such time there is a law, rule or regulation that has, or is reasonably expected to have, one or more of the foregoing effects, then this paragraph (d) will not apply to actions or proceedings that seek to enforce such law, rule or regulation.

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                  (e) The Intercable Group Entities shall have received all
material third party consents required to be obtained in connection with the Closing (including all consents required under any loan or security agreement, indenture or other agreement in respect of borrowed funds to which any Intercable Group Entity is a party and waivers of all purchase rights or rights of first offer or rights of first refusal triggered by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby held by any Franchise Authority, or other third party in respect of any Franchise of the Intercable Group Entities but excluding consents from Franchise Authorities necessary to effect the change of control of the Franchises held by Intercable Group Entities), in each case in form and substance reasonably satisfactory to Comcast.

                  (f) Each of the covenants and agreements to be performed by the Jones Entities under this Agreement at or prior to the Closing shall have been duly performed in all material respects.

                  (g) Each of the representations and warranties of the Jones Entities contained in this Agreement shall, in the case of those representations and warranties that are not qualified by materiality, be true, complete and correct in all material respects, and in the case of those representations and warranties that are qualified by materiality shall be true, complete and correct in all respects, as of each of (i) the date of this Agreement and (ii) unless otherwise specified as having been made as of a specific date, the Closing Date, in each case as though newly made at such time.

                  (h) Within forty-five (45) days of the date hereof, the Company shall have amended the Severance Plan adopted by the Board of Directors on August 11, 1998, so that such Severance Plan conforms to the requirements of Schedule B.

                  (i) The Simultaneous Closing shall have occurred on the Closing Date.

4. Conditions to the Obligations of the Jones Entities. The obligations of the Jones Entities to take any action required by them at or following the Closing shall be subject to the fulfillment or waiver of each of the following conditions:

                  (a) The waiting period (including any extension thereof resulting from additional inquiries, if any) under the HSR Act applicable to the consummation of the transactions contemplated hereby (including the consummation of the exercise of the Control Option and the Simultaneous Closing under the Comcast/BTH Agreement) shall have expired or been earlier terminated.

                  (b) There shall not then be in effect any applicable law, rule or regulation or any judgment, injunction, order or decree that would prevent the Jones Entities from consummating the transactions contemplated hereby.

                  (c) Each of the covenants and agreements to be performed by Comcast hereunder at or prior to the Closing shall have been duly performed in all material respects.

                  (d) Each of the representations and warranties of Comcast contained in this Agreement shall, in the case of those representations and warranties that are not qualified by materiality, be true, complete and correct in all material respects, and in the case of those representations and warranties that are qualified by materiality shall be true, complete and correct in all respects, as of each of (i) the date of this Agreement and (ii) unless otherwise specified as having been made as of a specific date, the Closing Date, in each case as though newly made at such time.

                                      -4-
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                  (e) The Simultaneous Closing shall have occurred on the
Closing Date.

5. Representations and Warranties of the Jones Entities. Each Jones Entity jointly and severally represents and warrants to Comcast that, as of the date hereof and the Closing Date (except for the representations contained in Section 5(d) and clause (ii) of Section 5(e) which representation is made only as of the date hereof):

                  (a) Such Jones Entity is the sole record and beneficial owner of the Optioned Shares and the shares of Class A Stock, par value $.01 per share of the Company (the "Class A Shares") set forth opposite its name on Schedule A free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind ("Liens") (other than the Option Agreements and the Shareholders Agreement) and any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of or transfer any Optioned Share or Class A Share), other than offer and sale restrictions imposed by securities laws and the Shareholders Agreement. At the Closing, each Jones Entity will convey good and valid title to the Optioned Shares set forth opposite its name on Schedule A free and clear of any Lien and any such limitation or restriction (other than offer and sale restrictions imposed by securities laws).

                  (b) Such Jones Entity has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

                  (c) The execution, delivery and performance by each Jones Entity of this Agreement are within such Jones Entity's power and have been duly authorized by all necessary action on the part of such Jones Entity. This Agreement has been duly executed and delivered by each Jones Entity, and assuming the accuracy of Comcast's representations and warranties contained herein, is a valid and binding agreement of such Jones Entity.

                  (d) Assuming the accuracy of Comcast's representations and warranties contained herein, the execution, delivery and performance by each Jones Entity of this Agreement requires no action by any Jones Entity or any Intercable Group Entity in respect of, or filing by any Jones Entity or any Intercable Group Entity with, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act and (ii) actions or filings with Franchise Authorities and the Federal Communications Commission and
(iii) any such action or filing as to which the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations, properties or condition (financial or otherwise) of any Intercable Group Entities taken as a whole or the ability of such Jones Entity to consummate the transactions contemplated hereby or perform its obligations hereunder.

                  (e) The execution, delivery and performance by each Jones Entity of this Agreement do not: (i) violate its articles of incorporation or trust, bylaws or similar organizational documents, (ii) assuming the accuracy of Comcast's representations and warranties herein violate any applicable law, rule, regulation, judgment, injunction, order or decree binding on such Jones Entity or any Intercable Group Entity, (iii) assuming the accuracy of Comcast's representations and warranties herein, require any consent or other action by any Person under, or constitute a default under, any material agreement or other instrument binding upon such Jones Entity or any Intercable Group Entity, (iv) result in the creation or imposition of any Lien on any material asset of such Jones Entity or any Intercable Group Entity, or (v) require any consent or other action by any Person under, or constitute a default under, (x) any agreement or other instrument binding upon any Intercable Group Entity providing for the sale of a Managed System to a Person other than the Company or its wholly owned Subsidiaries or (y) any Partnership Agreement or similar organizational document of any Cable Partnership, except in the case of clauses (ii), (iii) and (iv), to the extent that any such violation, failure to obtain any such consent or other action, default, right, loss or Lien would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations, properties or financial condition of such Intercable Group Entities taken as a whole or the ability of such Jones Entity to consummate the transactions contemplated hereby or perform its obligations hereunder and except in the case of clauses (ii) and (iii), actions and consents required under the HSR Act and the Communications Act of 1934, as amended, and in respect of Franchises, loan and lease agreements and other agreements and instruments customarily entered into by cable operators in the ordinary course of business, including agreements with utilities, programming agreements and retransmission consent agreements.

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                  (f) There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Jones Entity or its Affiliates who might be entitled to any fee or commission from Comcast or any Intercable Group Entity in connection with the transactions contemplated by this Agreement.

                  (g) Options to purchase no more than 1,353,083 shares of Class A Common Stock of the Company are outstanding and there are no options outstanding to purchase any shares of Common Stock of the Company. The Company has not granted any options to purchase either Class A Common Stock or Common Stock since July 28, 1997.

6. Representations and Warranties of Comcast. Comcast represents and warrants to the Jones Entities that, as of the date hereof and the Closing Date (except for the representation contained in Section 6(c) and clause (ii) of Section 6(d) which representation is made only as of the date hereof):

                  (a) Comcast has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

                  (b) The execution, delivery and performance by Comcast of this Agreement are within Comcast's power and have been duly authorized by all necessary action on the part of Comcast. This Agreement has been duly executed and delivered by Comcast, and assuming the accuracy of the representations and warranties of the Jones Entities contained herein, is a valid and binding agreement of Comcast.

                  (c) Assuming the accuracy of the Jones Entities' representations and warranties contained herein, the execution, delivery and performance by Comcast of this Agreement requires no action by Comcast in respect of, or filing by Comcast with, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act, (ii) filings with respect to Franchises of the Intercable Group Entities and (iii) any such action or filing as to which the failure to make or obtain would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Comcast to consummate the transactions contemplated hereby or perform its obligations hereunder.

                  (d) The execution, delivery and performance by Comcast of this Agreement does not: (i) violate its articles of incorporation or bylaws, (ii) assuming the accuracy of the representations and warranties of the Jones Entities contained herein, violate any applicable law, rule, regulation, judgment, injunction, order or decree binding on Comcast, (iii) assuming the accuracy of the representations and warranties of the Jones Entities contained herein, and assuming that the Intercable Group Entities have all powers, licenses, authorizations, permits, consents and approvals required to carry on their businesses as now conducted, require any consent or other action by any Person under, or constitute a default under, any material agreement or other instrument binding upon Comcast, or (iv) result in the creation or imposition of any Lien on any material asset of Comcast, except in the case of clauses (ii),
(iii) and (iv), to the extent that any such violation, failure to obtain any such consent or other action, default, right, loss or Lien would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Comcast to consummate the transactions contemplated hereby or perform its obligations hereunder.

                  (e) There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Comcast or its Affiliates who might be entitled to any fee or commission from any Jones Entity or any Intercable Group Entity in connection with the transactions contemplated by this Agreement.

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         7. Reasonable Best Efforts; Further Assurances. Comcast and the Jones
Entities will each execute and deliver or cause to be executed and delivered all further documents and instruments and use their reasonable best efforts to secure such consents and take, or cause to be taken, all such further action and to do, or cause to be done, all things as may be reasonably necessary in order to consummate the transactions contemplated hereby or to enable Comcast to enjoy all of the benefits and rights incident to the ownership of the Control Shares. Comcast and the Jones Entities shall each use their reasonable best efforts to, and the Jones Entities shall use their reasonable best efforts to cause the Intercable Group Entities to, cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from any third party, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers, including making such filings on FCC Form 394 ("394 Filings") as may be necessary to obtain the required authorizations, consents and approvals from the applicable Franchise Authorities relating to the Franchises held by the Intercable Group Entities; provided that no such 394 Filings shall be required to be filed prior to November 1, 1998 with respect to Franchises relating to Managed Systems, which, on the date hereof, are and thereafter remain subject to a letter of intent or agreement of sale providing for the sale or other disposition of such Managed System to a Person other than the Company (or its wholly-owned Subsidiaries). In connection with the foregoing, Comcast may also seek that any such actions, consents, approvals or waivers include the immediate transfer on the Closing Date of the Control Shares by Comcast to Comcast Cable Communications, Inc., a wholly-owned subsidiary of Comcast and the parent company of Comcast's cable division. Comcast and the Jones Entities shall use their reasonable best efforts to, and the Jones Entities shall use their reasonable best efforts to cause the Intercable Group Entities to, each make an appropriate filing of a Notification and Report Form pursuant to the HSR Act no later than ten business days from the date hereof; and each such filing shall request early termination of the waiting period imposed by the HSR Act. Comcast and the Jones Entities shall not be required to agree to any consent decree or order in connection with any objections of the Department of Justice or the Federal Trade Commission to the transactions contemplated by this Agreement.

8. Covenants and Agreements of Comcast.

                  (a) (i) On the Closing Date, Comcast agrees to enter into, or cause one or more of its appropriate Affiliates to enter into an agreement with Knowledge TV, Inc. ("KTV") in the form of Exhibit D attached hereto.

                                    (ii) On the Closing Date, Comcast agrees to
enter into, or cause one or more of its appropriate Affiliates to enter into (x) an amendment to that certain Affiliate Agreement dated December 10, 1997, between Comcast and Great American Country, Inc. ("GAC"), which amendment shall be in the form of Exhibit A attached hereto, and shall provide for the elimination of the current incremental service subscriber launch commitment and
(y) an agreement with GAC in the form of Exhibit E attached hereto.

                  (b) Comcast acknowledges effective as of and conditioned upon the consummation of the Closing, the Option Closing and the Simultaneous Closing the existence of (i) that certain lease (the "Lease"), dated November 30, 1989, by and between the Company and Jones Properties, Inc. (the "Landlord"), together with that certain Sublease, dated December 1, 1994 between the Company and Jones International, Ltd., (ii) that certain Services Agreement, dated June 9, 1994, by and between the Company and Jones Interactive, Inc., (iii) that certain Amended and Restated Jones Infomercial Networks, Inc. Affiliate Agreement, dated as of August 1, 1994, by and between Jones Infomercial Networks, Inc. and the Company, (iv) that certain Galactic Radio Affiliate Agreement, dated as of May 1, 1990, by and between Galactic Radio, Inc. and Jones Programming Services, Inc., (v) the KTV and GAC Agreements (as defined herein), and (vi) the transactions, agreements and/or arrangements as described in the Company's Form 10-K for the year ended December 31, 1997 (the "1997 Form 10-K") (the matters listed in clauses (i) through (vi), the "Existing Related Party Agreements") and that such Existing Related Party Agreements are binding obligations of the Company except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting the enforcement of creditor's rights generally and by the effect of general principles of equity (regardless of whether asserted in a proceeding at law or in equity). Comcast agrees effective as of and conditioned upon the consummation of the Closing, the Option Closing and the Simultaneous Closing that it shall not assert directly or indirectly in any claim, suit or action or otherwise, the invalidity or unenforceability, in whole or in part, of any Existing Related Party Agreement.

                  (c) Comcast, on behalf of itself and its Affiliates, effective as of and conditioned upon the consummation of the Closing, the Option Closing and the Simultaneous Closing, (i) waives and releases the Jones Entities, their Affiliates and their Affiliates' employees, officers, directors, shareholders and their predecessors, successors and assigns from any obligations, actions, causes of action, demands, damages, costs, expenses and liabilities whatsoever at law or in equity known or unknown, fixed or contingent ("Claims") which Comcast and its Affiliates ever had, now has or which their successors or assigns can, shall or may have against them and (ii) agrees not to cause any Intercable Group Entity to assert any Claims against them, in the case of both
(i) and (ii) arising from (x) the adoption of the proposed resolutions set forth on Schedules B or C, (y) any transaction or agreement between any Jones Entity or an Affiliate thereof and any Intercable Group Entity consummated or terminated prior to and no longer in effect as of the date hereof and (z) arising from the Existing Related Party Agreements. In the event this Agreement is terminated the execution and delivery of this Agreement including this
Section 8(c) shall not be deemed a waiver by Comcast of each Claim which it may have against any of the Jones Entities.

                  (d) Comcast agrees that, for six years after the Closing, it shall use its reasonable best efforts to cause the Company not to amend, repeal or otherwise modify any rights to indemnification by the Company which exist as of the Closing Date in favor of each present and former director, officer, employee or agent of the Company under the Company's articles of incorporation or bylaws, in each case as in effect on the date of this Agreement, in any manner that would adversely affect the rights of individuals who, at any time prior to the Closing, were directors, officers or employees of the Company to receive indemnification under the Company's articles of incorporation and bylaws for actions occurring prior to the Closing. Comcast shall use its reasonable best efforts to cause the Company to maintain in effect for six years from the Closing Date, if available, the current directors' and officers' liability insurance policies maintained by the Company covering those persons and positions who are currently covered by such policies (provided that the Company may substitute therefor policies of at least the same coverage containing terms and conditions which are not less favorable) with respect to matters occurring prior to the Closing Date; provided, however, that in no event shall Comcast be required to use its reasonable best efforts to cause the Company to expend pursuant to this paragraph (e) more than an amount per year equal to one hundred fifty percent (150%) of current annual premiums paid by the Company for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Company would be required to expend more than one hundred fifty percent (150%) of current annual premiums, Comcast shall use its reasonable best efforts to cause the Company to obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to one hundred fifty percent (150%) of current annual premiums.

                  (e) Comcast agrees that (i) it shall perform its obligations under the Comcast/BTH Agreement; (ii) it shall not, without the written consent of the Jones Entities, amend the Comcast/BTH Agreement to add any additional conditions to the obligations of the parties to the Comcast/BTH Agreement to consummate the Simultaneous Closing or otherwise adversely affect in a material way the right or ability of any party thereto to consummate the Closing or the Simultaneous Closing; and (iii) it shall enforce vigorously any rights it may have against the BTH Entities in respect of any breach by them of their obligations under the Comcast/BTH Agreement, including seeking specific performance by the BTH Entities of their obligations thereunder.

                  (f) Comcast agrees that it shall pay to International, at the Closing, a fee of $1,500,000 on account of financial advisory, brokerage and consulting services performed by International for the Company.

9. Covenants and Agreements of the Jones Entities.

                  (a) At the Closing (but in any event prior to the closing of the purchase and sale of the Optioned Shares, Jones agrees to resign as a director, and Jones and International agree to cause each of the other Jones Nominees (as such term is defined in the Shareholders Agreement) to resign, seriatim from the Company's board of directors and to designate as Jones Nominees such persons as may be selected by Comcast and the Jones Entities agree to vote in favor of and Jones and International agree to cause the other Jones Nominees, subject to their fiduciary duties as provided in Section 2.4(b) of the Shareholders Agreement, to vote in favor of electing such individuals designated by Comcast to fill the vacancies created by such resignations and by the resignations of the Investor Nominees (as such term is defined in the Shareholders Agreement) pursuant to the Comcast/BTH Agreement. The Jones Entities agree to follow Comcast's direction with respect to the sequence of such resignations and the filling of such vacancies.

                  (b) The Jones Entities agree that to the extent the Company does not adopt any of the proposed resolutions set forth on Schedule C hereto prior to the Closing, then following the Closing, the Jones Entities may offer the Company the opportunity to enter into (and Comcast agrees to use its reasonable best efforts after the Closing to cause the Company to consider promptly and in any event within 30 days after receipt of such offer) the same transactions with the Jones Entities as are authorized by such proposed resolution; provided that the Jones Entities shall, following the Closing, offer such opportunity to the Company with respect to those resolutions so indicated on Schedule C. The Jones Entities agree that any such offer shall remain open for at least 30 days following the Closing.

                  (c) Each of the Jones Entities on behalf of itself and each of its Affiliates (the "Releasing Parties"), effective as of and conditioned upon the consummation of the Closing, the Option Closing and the Simultaneous Closing, releases and forever holds harmless, and waives and relinquishes from and against all obligations, actions, causes of action, claims, demands, damages, costs, expenses and liabilities whatsoever, at law or in equity, known and unknown, fixed or contingent which the Releasing Parties ever had, now have or which their predecessors, successors, assigns, heirs, executors and administrators hereafter can, shall or may have against (i) each of the BTH Entities and (ii) Comcast and, in the case of both (i) and (ii), their Affiliates, and their (and their Affiliates') officers, directors, employees, shareholders and their predecessors, successors or assigns on account of or arising out of (A) any matter, cause or thing whatsoever relating to the execution and delivery of the Comcast/BTH Agreement and the consummation of the transactions contemplated thereby; and (B) the BTH Entities having provided to Comcast any information received by them or the Investor Nominees. In the event that this Agreement is terminated the execution and delivery of this Agreement including this Section 9(c) shall not be deemed to be a waiver by the Jones Entities of any claim they may have against Comcast arising out of or related to the execution, delivery or performance of the Comcast/BTH Agreement.

                  (d) In consideration of Comcast's execution and delivery of this Agreement and the Comcast/BTH Agreement, the Jones Entities agree to take any and all actions and refrain from taking any and all actions and to use their reasonable best efforts to cause the Company to take any and all actions and refrain from taking any and all actions necessary or advisable to seek a stay any proceedings relating to that certain lawsuit brought by BTH against Jones Intercable, Inc., Jones International, Ltd., Jones Internet Channel, Inc. and Glenn R. Jones, which was brought before the U.S. District Court for the District of Colorado (the "Litigation"), including, without limitation, any hearings or proceedings relating to any damage claims relating to the subject matter of the Litigation and the appeal of the order entered on May 5, 1998 until the first to occur of (i) the date on which both the Closing and the Simultaneous Closing shall have occurred or (ii) the termination of this Agreement as provided in Section 16 hereof and, effective as of the Closing Date, to release any and all claims which they may have against the BTH Entities and their Affiliates in respect of the Litigation on the terms and conditions set forth in the Agreement and Amendment No. 1 to Shareholders Agreement of even date herewith.

                  (e) The Jones Entities agree, as a condition to Comcast's obligation to deliver the Initial Consideration, to pledge 2,000,000 Class A Shares owned by the Jones Entities as of the date hereof (the "Pledged Shares") to Comcast to secure the repayment of the Initial Consideration pursuant to
Section 2(b). The Jones Entities shall pledge the Pledged Shares by delivering them to Comcast and executing and delivering to Comcast a pledge agreement containing the same terms as are contained in the pledge agreement in the form attached as Exhibit C (the "Pledge Agreement"). Comcast agrees to terminate its security interest in and release the Pledged Shares to the Jones Entities upon the earliest to occur of (i) the Closing, (ii) the valid termination of this Agreement pursuant to Section 16(c) hereof or (iii) repayment to Comcast of the Initial Consideration plus interest as provided in Section 2(b). In the event that the Jones Entities breach their obligations to repay the Initial Consideration plus interest as provided in Section 2(b), Comcast shall be entitled to exercise its rights under the Pledge Agreement; provided that Comcast shall remain entitled to all other remedies available to it at law or in equity in respect of such breach and the exercise by Comcast of its rights under the Pledge Agreement shall not relieve the Jones Entities of any liability they may have in respect of any breach of this Agreement.

                  (f) The Jones Entities agree that they shall cause GAC to enter into an amendment, effective as of and conditioned upon the consummation of the Closing, the Option Closing and the Simultaneous Closing, to the GAC Programming Agreement substantially in the form of Exhibit A hereto.

                  (g) The Jones Entities agree that they shall cause KTV, formerly known as Mind Extension University, Inc. and GAC to amend, effective as of and conditioned upon the consummation of the Closing, the Option Closing and the Simultaneous Closing, those certain Affiliate Agreements with the Company, dated December 28, 1993, and January 1, 1996, with KTV and GAC, respectively (the "KTV/GAC Agreements") to provide that the term of such KTV/GAC Agreements shall expire no later than June 9, 2009.

                  (h) Effective as of and conditioned upon the consummation of the Closing, the Option Closing and the Simultaneous Closing, the Jones Entities and Landlord each agree that any extension of the Lease beyond its stated term is required to be approved by the Company.

                  (i) The Jones Entities agree that they waive, effective as of and conditioned upon the Closing, the Option Closing and the Simultaneous Closing and conditioned further upon an amount equal to $50,000,000 of the Purchase Price (as defined in the Comcast/BTH Agreement) being allocated to the Affiliate Stock in the amounts previously disclosed to the Jones Entities, any rights they may have under the Education and Entertainment Shareholders Agreements (including Section 4.5 thereof) with respect to the sale of the Affiliate Stock (as such term is defined in the Comcast/BTH Agreement) to Comcast at the Simultaneous Closing pursuant to the Comcast/BTH Agreement. In addition, the Jones Entities consent to the assignment, effective as of and conditioned upon the consummation of the Closing, the Option Closing and the Simultaneous Closing, of all of the rights and obligations of BTH under the Education and Entertainment Shareholders Agreements and the related Registration Rights Agreements. "Education and Entertainment Shareholders Agreements" means that certain Shareholders Agreement dated as of December 20, 1994 among Jones, International, Bell Canada International Inc. and Jones Entertainment Group, Ltd. and that certain Shareholders Agreement dated as of December 20, 1994 among Jones, International, Bell Canada International Inc. and Jones Education Networks, Inc.

                  (j) The Jones Entities agree that prior to the Closing without the prior written consent of Comcast they and their Affiliates shall not enter into any contract, agreement, understanding or transaction (including the amendment, modification or renewal of any existing contract, agreement, arrangement or understanding) with any Intercable Group Entity other than those transactions specifically authorized by the resolutions listed on Schedule B.

                  (k) The Jones Entities agree that (i) they shall perform their obligations under the Option Agreements and the Shareholders Agreement (including the Agreement and Amendment No.1 to Shareholders Agreement of even date herewith); (ii) they shall not, without the written consent of Comcast, amend any of their rights under the Shareholders Agreement (including the Agreement and Amendment No. 1 to Shareholders Agreement of even date herewith); and (iii) they shall enforce vigorously any rights they may have against the BTH Entities in respect of any breach by them of their obligations under the Shareholder's Agreement (including the Agreement and Amendment No. 1 to Shareholders Agreement), including seeking specific performance by the BTH Entities of their obligations thereunder.

10. Additional Covenants of the Jones Entities with Respect to the Company.

                  (a) The Jones Entities agree that they shall use their reasonable best efforts to cause the Company not to take or agree to take, and not to permit any Subsidiary of the Company to take or agree to take, directly or indirectly, any of the following actions prior to the Closing without the prior written consent of Comcast or except pursuant to the procedures described in paragraph (b) below:

                           (i) authorize, sell, distribute or otherwise issue,
or grant rights with respect to, any shares of capital stock or securities convertible into or exchangeable for shares of capital stock of the Company or its Subsidiaries (or any stock appreciation or similar interests or rights with respect to such securities) except for (A) any issuances of capital stock pursuant to the terms of stock options issued and outstanding as of the date hereof, (B) authorizations, sales, distributions or other issuances of capital stock of a Subsidiary of the Company to Persons that are wholly-owned Intercable Group Entities (except in connection with sales of capital stock of a Subsidiary of the Company permitted by subparagraphs (v) and (vi) of Section 2.6(a) of the Shareholders Agreement and Section 10(a)(ii) of this Agreement), and (C) Permitted Equity Issuances as such term is defined in the Shareholders Agreement.

                           (ii) any action described in Section 2.6(a)(ii)
through (vii), inclusive, and Section 2.6(a)(ix) and (xi) of the Shareholders Agreement.

                           (iii) enter into any contract, agreement,
arrangement, understanding or transaction (including the amendment, modification or renewal of any existing contract, agreement, arrangement or understanding) with any Jones Entity or BTH Entity or any Affiliate of any Jones Entity or BTH Entity other than those transactions specifically identified by the resolutions listed on Schedule B. For purposes of this clause (iii) only no Intercable Group Entity shall be deemed an Affiliate of any Jones Entity or any BTH Entity.

                           (iv) any action that would reasonably be expected to,
as a result of a law, rule or regulation of a Governmental Authority organized within the United States of America, England or any other jurisdiction where the Intercable Group conducts a material portion of its business, (A) prevent Comcast, BTH or their Affiliates from consummating the transactions contemplated hereby or from otherwise obtaining control of the Company, (B) require Comcast, BTH or their Affiliates to divest or otherwise limit Comcast's ability to exercise full rights of ownership over the Control Option or any shares of capital stock of the Company (whether acquired upon exercise of the Control Option or otherwise) or (C) require, after the exercise of the Control Option, Comcast, BTH or their Affiliates or the Intercable Group to divest any material business or assets or impose a material limitation on the conduct of Comcast's or the Intercable Group's business; provided that (1) if on the date hereof the activities conducted by Comcast or BTH are subject to any such law, rule or regulation (based on interpretations in effect on the date hereof) that has, or would reasonably be expected to have, one or more of the effects described in clauses (A), (B) or (C), or if after the date hereof Comcast or BTH enters into a new line of business and at such time there is a law, rule or regulation that has, or would reasonably be expected to have, one or more of the effects described in clauses (A), (B) or (C), then in each case this subparagraph (iv) will not apply to actions of the Intercable Group that would reasonably be expected to have such effects under such law, rule or regulation, (2) the Jones Entities shall not be in breach of this clause (iv) in matters relating to Franchise agreements and material contracts if the Company is in compliance with its obligations under Section 5.2 of the Shareholders Agreement concerning such matters and if the Company is in compliance with the obligations it would have under Section 5.2 of the Shareholders Agreement if Comcast were "Investor" as such term is used in the Shareholders Agreement, and (3) in the case of clauses
(A) and (B) the effect of any such action must be due to the business or assets of Comcast or BTH (and not an agent thereof).

                           (v) declare or make any provision for payment of, or
the setting aside of assets with respect to, any dividend or other distribution of any property by the Company with respect to any shares of capital stock of the Company.

                  (b) If the Company wishes to take an action described in paragraph (a) of this Section 10, the Jones Entities shall cause the Company to deliver to Comcast a written notice describing in reasonable detail the action proposed to be taken and expressly requesting Comcast's consent to such action pursuant to this Section 10. Such notice shall be accompanied by such additional information as is reasonably required to enable Comcast to evaluate such proposed action. Upon receipt of such notice and of any additional information as may be reasonably requested by Comcast, Comcast will have ten Business Days to exercise its right not to consent to such proposed action. If no response is received by the Jones Entities from Comcast prior to the expiration of such time period, the proposed action will be deemed to have been approved by Comcast. The Jones Entities shall not be in breach of this Section 10 if such action is taken in compliance with the procedure set forth in this paragraph.

         11. Preservation of Business. Between the date hereof and the earlier of the Closing Date and the date this Agreement is terminated, the Jones Entities will use their reasonable best efforts to preserve, and to cause the Company to preserve, the business organization of the Company intact and to preserve the goodwill of the Company's (and its Subsidiaries') suppliers, clients and others having business relationships with the Company (or its Subsidiaries) and to operate their respective businesses in the ordinary course, consistent with past practices.

         12. Access.

         (a) Immediately upon execution of this Agreement, the Jones Entities shall use their best efforts to cause the Company to provide Comcast and its representatives complete access to the books, records, agreements, employees, accountants and the offices of the Company and its Subsidiaries for the purposes of making such investigation of the business of the Company and its Subsidiaries as Comcast shall deem necessary; provided, however, that such investigation shall not unreasonably interfere with the operations of the Company. Between the date hereof and the termination of this Agreement, Jones agrees to provide to Comcast copies of all information delivered to BTH or any Investor Nominee in accordance with the Shareholders Agreement. In addition, the parties agree that the BTH Entities shall be permitted to provide to Comcast all information regarding the Company received by them or any Investor Nominee after the date hereof; provided that any such information provided to Comcast shall be subject to paragraph (b) below.

         (b) From the date hereof to the earlier of the Closing Date or the date which is one year after the termination of this Agreement, Comcast and its officers, directors, employees, representatives and Affiliates will use reasonable care to avoid disclosure to third parties of proprietary information (whether received by Comcast from the Company, the Jones Entities or the BTH Entities) relating to the Company, except as specifically (and only to the extent) required to be disclosed by applicable law or administrative or legal process. For purposes of Comcast's obligations under this Section 12, reasonable care means the same degree of care that Comcast exercises with respect to similar types of its own proprietary information. It is understood and agreed that: (i) Comcast will (to the extent reasonably possible) notify the Jones Entities in writing prior to any proposed disclosure of such nonpublic information in response to the requirements of applicable law or administrative or legal process in order to enable the Jones Entities to seek an appropriate protective order; (ii) Comcast may disclose any information which (x) is or becomes publicly available other than as a result of a disclosure of Comcast in breach of this Agreement, (y) was known to the party receiving such information prior to the receipt thereof other than as a result of a disclosure by Comcast in breach of this Agreement, or (z) was previously independently developed by the party receiving such information without the assistance of Comcast. In the event that the transactions contemplated hereby do not take place, all original documents shall be returned by Comcast if requested by the providing party within thirty (30) days of the termination of this Agreement; otherwise, Comcast shall dispose of any such original documents in the normal course of Comcast's business.

         13. Costs and Expenses. Whether or not the transactions contemplated hereby are consummated, each party shall bear its own costs and expenses. The Jones Entities agree to indemnify, defend and hold harmless Comcast and its Affiliates and each of their respective directors, officers, employees, agents, contractors, successors and assigns from any claims by or liabilities to any third party with whom the Jones Entities or their agents had discussions regarding the disposition of their interests in the Company arising from the consummation of the transactions contemplated hereby.

         14. Publicity. The parties agree to keep the transactions contemplated hereby confidential until mutual agreement is reached in writing regarding publicity or until otherwise required by law (and as to the latter the parties will make reasonable efforts to consult with each other).

         15. Standstill. From the date of the execution of this Agreement until the Closing or termination of this Agreement, the Jones Entities, on behalf of themselves and each of their Affiliates, agents, officers, consultants, and representatives, agree not to solicit, encourage or negotiate with any other party relating to or enter into any contract, agreement, understanding or arrangement with respect to the sale of the Common Stock of the Company owned beneficially or of record by the Jones Entities or a transaction involving the merger, consolidation or sale of the Company or substantially all of the Company's assets.

         16. Termination. This Agreement may be terminated as follows: (a) by mutual written consent of Comcast and the Jones Entities; (b) by Comcast upon written notice to the other parties hereto of such termination if (x) the Jones Entities have materially breached any of their obligations contained herein and the Jones Entities have failed to cure such breach within fifteen (15) calendar days of receipt of written notice of such breach from Comcast, (y) all of the conditions to closing set forth in Sections 3 and 4 hereof shall have been fulfilled or waived at the time of such termination except for the condition which has not been fulfilled or waived because of the Jones Entities' breach of this Agreement and (z) Comcast shall not be in material breach of its obligations contained herein or in the BTH/Comcast Agreement; (c) by the Jones Entities upon written notice to Comcast of such termination if (x) Comcast has materially breached any of its obligations contained herein and Comcast has failed to cure such breach within fifteen (15) calendar days of receipt of written notice of such breach from the Jones Entities, (y) all of the conditions to closing set forth in Sections 3 and 4 hereof shall have been fulfilled or waived at the time of such termination except for the condition which has not been fulfilled or waived because of Comcast's breach of this Agreement and (z) the Jones Entities shall not be in material breach of their obligations contained herein or in the Agreement and Amendment No. 1 to Shareholders Agreement of even date herewith; (d) if the Closing shall not have occurred on or prior to June 30, 1999, by Comcast upon written notice of such termination to the other parties hereto, provided that no such notice of termination shall be effective if at the time of such purported termination, Comcast is in material breach of any of its obligations contained herein or in the Comcast/BTH Agreement; or (e) if the Closing shall not have occurred on or prior to June 30, 1999, by the Jones Entities upon written notice of such termination to Comcast and repayment to Comcast of the Initial Consideration as provided in Section 2(b) hereof, provided that no such notice of termination shall be effective if at the time of such purported termination, any Jones Entity shall be in material breach of any of its obligations contained herein or in the Agreement and Amendment No. 1 to Shareholders Agreement of even date herewith. This Agreement and the rights and obligations of the parties hereunder shall cease upon any termination pursuant to this Section; provided that (x) the provisions of this Section and Section 2(b), 12(b) and 13 shall survive any termination of this Agreement and (y) nothing herein shall relieve any party from any liability for any prior breach of this Agreement.

17. Miscellaneous.

                  (a) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto, provided that Comcast may assign its rights, but not its obligations, hereunder to any Subsidiary of Comcast.

                  (b) Specific Performance. The parties agree that (i) Comcast would be irreparably damaged if for any reason any Jones Entity failed to sell the Optioned Shares upon exercise of the Control Option or to perform any of such Jones Entity's other obligations under this Agreement, and that Comcast would not have on adequate remedy at law for money damages in such event and
(ii) the Jones Entities would be irreparably damaged if for any reason Comcast failed to perform any of Comcast's obligations under this Agreement, and that the Jones Entities would not have an adequate remedy at law for money damages in such event. Accordingly, each party shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the other party. This provision is without prejudice to any other rights that each party may have against the other party for any failure to perform their obligations under this Agreement.

                  (c) Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by facsimile transmission, nationally-recognized overnight courier service or by registered or certified mail (postage prepaid, return receipt requested):

                  if to the Jones Entities,

                           c/o Glenn R. Jones
                           Jones International, Ltd.
                           9697 East Mineral Avenue
                           Englewood, Colorado  80112

                  if to Comcast:

                           Comcast Corporation
                           1500 Market Street
                           Philadelphia, PA  19102-2148
                           Attn:  General Counsel

Any notice delivered after business hours or on any day which is not a Business Day shall be deemed for purposes of computing any time period hereunder to have been delivered on the succeeding Business Day.

                  (d) Amendments and Waivers. (i) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                                    (ii) No failure or delay by any party in
exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  (e) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of law rules of such state.

                  (f) Counterparts; Effectiveness: This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                  (g) Entire Agreement. This Agreement, the Shareholders Agreement (including Agreement and Amendment No.1 to Shareholders Agreement), the Option Agreements, the Comcast/BTH Agreement and the agreements attached as exhibits hereto, together with their respective schedules and exhibits, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

                  (h) Separability. In case any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (i) No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

                  (j) Tax Matters. The parties hereto covenant and agree to consult with one another and cooperate in good faith to determine mutually advantageous allocations and tax structures to effect the transactions contemplated by this Agreement.

18. Definitions.

                  "Affiliate" shall have the same meaning as in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks are authorized to close in New York, New York.

                  "Cable Partnership" means, at any time, any partnership that is an Intercable Group Entity at such time.

                  "Franchise" means written "franchise" within the meaning of
Section 602(8) of the Cable Communications Policy Act of 1984 (47 U.S.C.
(S)522(9)).

                  "Franchise Authority" has the meaning that term is given by
Section 602(9) of the Cable Communications Act of 1984 (47 U.S.C. (S)522(10)).

                  "Governmental Authority" means any local, county, state, commonwealth, federal or foreign court, judicial, executive or legislative instrumentality, or any agency, authority, commission, board or official thereof, including, without limitation, any Franchise Authority.

                  "Intercable Group" means, at any time, the Company and each person that is a Subsidiary of Jones Intercable, Inc., a Colorado corporation at such time.

                  "Intercable Group Entity" means, at any time, each Person included in the Intercable Group at such time.

                  "Jones" means Glenn R. Jones, a resident of Colorado, or in the event he is not then alive or legally competent, his executor, the administrator of his estate or his legal representative (including, without limitation, his guardian, conservator or other similar fiduciary).

                  "Managed System" means any System that is owned and operated by a Cable Partnership.

                  "Option Closing" shall mean the consummation of the purchase and sale of the Control Shares.

                  "Owned System" means any System that is owned and operated by an Intercable Group Entity other than a Cable Partnership.

                  "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Securities Act" means the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder.

                  "Subsidiary" means, as to any Person, (i) any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, directly or indirectly, owned or controlled by such person, (ii) any partnership of which such Person is, directly or indirectly, a general or managing partner or (iii) any other entity that is, directly or indirectly, controlled by such Person.

                  "System" means a cable television or SMATV system owned or operated by an Intercable Group Entity serving subscribers within a geographical area covered by one or more Franchise agreements from the same head end facility (or two or more related head end facilities).

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                  COMCAST CORPORATION


                                  By:_____________________________________



                                  ________________________________________
                                  Glenn R. Jones


                                  GLENN JONES GRANTOR BUSINESS TRUST


                                  By:_____________________________________



                                  JONES INTERNATIONAL GRANTOR BUSINESS TRUST


                                  By:_____________________________________



                                  JONES INTERNATIONAL, LTD.


                                  By:_____________________________________



                                  JONES SPACE SEGMENT, INC.


                                  By:_____________________________________


                                  JONES GLOBAL GROUP, INC.


                                  By:_____________________________________


                                  JONES INTERDIGITAL, INC.


                                  By:_____________________________________


                                  JONES ENTERTAINMENT GROUP, LTD.


                                  By:_____________________________________


                  The undersigned hereby joins in this Agreement as a party hereto solely for purposes of Sections 9(h) and 17 hereof.


                                  JONES PROPERTIES, INC.


                                  By:_____________________________________

                  The undersigned hereby consent to the execution of this Agreement pursuant to Section 5.4 of the Shareholders Agreement and Section 4.1 of each of the Option Agreements.

                                             BCI TELECOM HOLDING INC.


                                             By:_______________________________


                                             BTH (INTERCABLE) LTD.


                                             By:_______________________________


                                             BTH (US CABLE) LTD.


                                             By:_______________________________

                                   Schedule A

       Beneficial Ownership of Optioned Shares held by the Jones Entities


                                                            Optioned Shares
                                                            (Common Stock)

Jones International Grantor Business Trust                     2,239,416

Glenn Jones Grantor Business Trust                               474,400

Jones Space Segment, Inc.                                         35,707

Jones Global Group, Inc.                                          27,585

Jones Interdigital, Inc.                                             643

Jones Entertainment Group, Ltd.                                  100,400
                                                               ---------
                                                               2,878,151
                                                               =========
                                             Class A Shares

Jones International Ltd.                                       1,497,373
Glenn R. Jones                                                   526,893
                                                               ---------
                                                               2,024,266
                                                               =========

                                   Schedule B

                        Permitted Affiliate Transactions

1. The purchase of the following assets by Jones or a Jones Entity at a price equal to the fair market value (determined by appraisal) of such assets:

         (a) that certain real estate located on Lot 1, Jones Intercable's headquarters according to the recorded plot thereof, County of Arapahoe, State of Colorado and the Panorama Falls Office Building.


         (b) the Company's equity interest in each of Jones Futurex, Inc., Jones Global Group and Jones Customer Service Management LLC


         (c) all of the Company's interest in the "Jones Spacelink" tradename.

2. The assumption by the Jones Entities of the Company's rights and obligations under that certain lease dated, December 23, 1997, by and between the Company and PNC Leasing Corp. ("Lessor") relating to the aircraft presently leased by the Company and the release by the Lessor of the Company from such lease.

3. The amendment of (i) that certain lease, dated November 30, 1989, by and between the Company and Jones Properties, Inc. (the "Lease") (a) providing the Company with a right to terminate the Lease upon (x) vacating the entire premises which are subject to the Lease and occupied by the Company with the intention not to re-occupy such leased premises and (y) the payment by the Company to Jones Properties, Inc. of an amount determined pursuant to section 27(a)(v) of such Lease (without the offset for fair market rental value of such premises provided in such section calculated until the end of the stated term of such lease, June 30, 2000, and (b) prohibiting the Company from subleasing the premises to any person other than Jones, through the stated term of such lease, and (ii) any subleases relating to the premises providing that such subleases automatically terminate upon the termination of the Lease and relieving the Company of any further obligations under such sublease following such termination.

4. The adoption of a Severance Plan for certain associates of the Intercable Group Entities located in Denver, Colorado, and Lanham, Maryland. Amounts payable under the plan shall be in cash and shall not exceed $33,000,000 in the aggregate, of which not more than $15,000,000 shall be non-deductible by the Company from its income under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").


Such Severance Plan may also include the provision of COBRA benefits for the number of weeks used to calculate a covered employee's severance payment but in any case not to exceed one year.

All such severance payments shall, as a condition to payment, require that the recipient be an employee of the Company at all times from the date hereof to the date which is 90 days after the Closing Date unless such employee is terminated without cause prior to the expiration of such 90-day period. Jones shall not be a recipient of any such severance payments.

5. The termination of the Services Agreement on the terms set forth on Schedule C-1.

                                   Schedule C

                Transactions Offered to the Company Post-Closing

1. The purchase of the following assets by Jones or a Jones Entity at a price equal to the fair market value (determined by appraisal) of such assets:

                  (a) that certain real estate located on Lot 1, Jones Intercable headquarters according to the recorded plot thereof, County of Arapahoe, State of Colorado and the Panorama Falls Office Building.

                  (b) the Company's equity interest in each of Jones Futurex, Inc., Jones Global Group and Jones Customer Service Management LLC

                  (c) all of the Company's interest in the "Jones Spacelink" tradename.

*2. The assumption by the Jones Entities of the Company's rights and obligations under that certain lease dated, December 23, 1997, by and between the Company and PNC Leasing Corp. ("Lessor") relating to the aircraft presently leased by the Company and the release by the Lessor of the Company from such lease.

*3. The termination of the Services Agreement on the terms set forth on Schedule C-1.

*4. The amendment of (i) that certain lease, dated November 30, 1989, by and between the Company and Jones Properties, Inc. (the "Lease") (a) providing the Company with a right to terminate the Lease upon (x) vacating the entire premises which are subject to the Lease and occupied by the Company with the intention not to re-occupy such leased premises and (y) the payment by the Company to Jones Properties, Inc. of an amount determined pursuant to section 27(a)(v) of such Lease (without the offset for fair market rental value of such premises provided in such section calculated until the end of the stated term of such lease, June 30, 2000 and (b) prohibiting the Company from subleasing the premises to any person other than Jones, through the stated term of such lease, and (ii) any subleases relating to the premises providing that such subleases automatically terminate upon the termination of the Lease and relieving the Company of any further obligations under such sublease following such termination.

* Indicates transactions which Jones Entities shall offer the Company following the Closing as provided in Section 9(b).

                                  Schedule C-1


                  The Services Agreement dated as of December 9, 1994 (the "Services Agreement") between Jones Intercable, Inc. ("Intercable") and Jones Interactive, Inc. ("Interactive") may be terminated by Intercable, prior to the end of the term stated in the Services Agreement (an "Early Termination"), on sixty (60) days prior written notice to Interactive (an "Early Termination Notice"), subject to the following termination payment:

                  In connection with an Early Termination, Intercable shall pay to Interactive on the termination date (x) the net present value discounted at a rate of 6.25% of the greater of (i) $50,000 or (ii) the average Management Fee (as such term is defined in the Services Agreement) which was payable during the three (3) months immediately preceding the date of the Early Termination Notice, in either case times the number of months remaining in the term of the Services Agreement; plus (y) an amount equal to the severance costs associated with the termination of employment of employees of Interactive in connection with the termination of the Services Agreement, which severance payments shall be calculated based on the formulas contained in the severance plan adopted by Intercable in connection with the change in control of Intercable from Glenn R. Jones and Jones International, Ltd. to Comcast Corporation; plus (z) any lease termination costs associated with early termination of leases of equipment that will no longer be required or used as a result of the Early Termination and which the Company has decided not to assume.

                                   SCHEDULE F


                                  Owned Systems


FRANCHISES HELD BY
JONES INTERCABLE, INC.

Panama City Beach, Florida System

         City of Panama City Beach

Oxnard, California System

         City of Oxnard



FRANCHISES HELD BY
JONES COMMUNICATIONS OF MARYLAND, INC.

Prince George's County System:

         North Prince George's County

         South Prince George's County

         City of Bowie


Chesapeake Bay Group (including Annapolis,
Anne Arundel County and
Charles County Systems):

         Anne Arundel County

         City of Annapolis

FRANCHISES HELD BY
JONES COMMUNICATIONS OF
GEORGIA/SOUTH CAROLINA, INC.

Savannah System:

         Chatham County

         City of Savannah

FRANCHISES HELD BY
JONES COMMUNICATIONS OF VIRGINIA, INC.

Alexandria System:

         City of Alexandria

Prince William Group (including
Dale City, Reston and
Manassas Systems):

         Fairfax County (Reston)

         City of Manassas

FRANCHISES HELD BY
JONES COMMUNICATIONS OF ARIZONA, INC.

Pima County System:

         Town of Oro Valley


FRANCHISES HELD BY
JONES COMMUNICATIONS OF MISSOURI, INC.

Independence System:

         City of Olathe, KS

         City of Raytown

FRANCHISES HELD BY
JONES COMMUNICATIONS OF NEW MEXICO, INC.

Albuquerque System:

         City of Albuquerque


FRANCHISES HELD BY
JONES OF WISCONSIN, INC.

Manitowoc System:

         City of Manitowoc


                                 Managed Systems


FRANCHISES HELD BY
CABLE TV FUND 14-A, Ltd.

Calvert County System:

         Calvert County

Naperville System

         City of Naperville


FRANCHISES HELD BY
JONES GROWTH PARTNERS, L.P.

Wheaton System

         City of Wheaton

         Village of Addison

FRANCHISES HELD BY
IDS/JONES JOINT VENTURE PARTNERS

Aurora System

         City of Aurora


FRANCHISES HELD BY
CABLE TV FUND 12-BCD VENTURE

Palmdale and Littlerock Systems:

         Los Angeles County

         City of Lancaster

         City of Palmdale

FRANCHISES HELD BY
JONES CABLE INCOME FUND 1-A, LTD.

Owatonna/Glencoe System

         City of Owatonna

FRANCHISES HELD BY
CABLE TV FUND 12-A, LTD.

Cook County/Orland Park System

         Village of Mundelein

FRANCHISES HELD BY
CABLE TV FUND 15-A, LTD.

South Suburban System

         Village of Lansing

                                                                       Exhibit A

                    FIRST AMENDMENT TO GREAT AMERICAN COUNTRY
                               AFFILIATE AGREEMENT


                  THIS FIRST AMENDMENT TO GREAT AMERICAN COUNTRY AFFILIATE AGREEMENT is made and entered into as of the ___ day of _________, 19__, by and between GREAT AMERICAN COUNTRY, INC., a Colorado corporation ("G.A.C") and COMCAST PROGRAMMING, a division of Comcast Corporation, a Pennsylvania corporation ("Affiliate").

                  WHEREAS, G.A.C and Affiliate entered into that certain Great American Country Affiliate Agreement dated as of December 10, 1997 (the "Affiliate Agreement"); and

                  WHEREAS, G.A.C and Affiliate now desire to amend the Affiliate Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

              1.  Section 5 Amendments.

              (a) Section 5(b) of the Affiliate Agreement is hereby deleted in its entirety and in place thereof the following is inserted:

                  "(b) On or before February 28, 1998 (the "New System Launch Date"), Affiliate shall launch the Service in systems that are not currently distributing the Service (such systems on which the Service is launched between the date of this Agreement and the New System Launch Date shall be referred to herein as the "New Systems", and following any such launch shall be included in the term "Systems" as used herein), which New Systems shall represent at least 250,000 Service Subscribers. The New Systems shall distribute the Service on a full time basis at all times during the term of this Agreement. If Affiliate does not launch the Service on the New Systems as of the New System Launch Date, Affiliate shall have until May 31, 1998 to cure such default without any liability or obligation of any kind to G.A.C."

                (b) Section 5(d) of the Affiliate Agreement is hereby deleted in its entirety and in place thereof the following is inserted:

                  "(d) Affiliate shall not delete the Service from any System or delete any System from Exhibit A during the term of this Agreement; provided, however, that in the event Affiliate sells a System to an unaffiliated third party, Affiliate shall be relieved of all of its obligations with respect to such System for all periods after the date of sale of such System. Notwithstanding the foregoing, at no time during the term of this Agreement, commencing from and after the New System Launch Date, shall the number of Service Subscribers be less than 250,000."

         2. No Other Amendments. Except as expressly set forth herein, the Affiliate Agreement shall remain in full force and effect without modification or change.


                  IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Great American Country Affiliate Agreement as of the day and year first written above.

                          GREAT AMERICAN COUNTRY, INC.



                          By __________________________
                              Jeffrey C. Wayne
                              Vice President and General Manager



                          COMCAST PROGRAMMING,
                          a division of Comcast Corporation


                          By __________________________
                             Thomas A. Hurley
                             Senior Vice President, Programming

                                                                       Exhibit C
                                PLEDGE AGREEMENT


         This PLEDGE AGREEMENT is entered into as of the 12 day of August 1998, by and among Glenn R. Jones ("Jones"), Jones International, Ltd.
("International") and Comcast Corporation ("Comcast").


                  WHEREAS, Comcast, Jones, International, Glenn Jones Grantor Business Trust, Jones International Grantor Business Trust, Jones Space Segment, Inc., Jones Global Group, Inc., Jones Interdigital, Inc., and Jones Entertainment Group, Ltd. have entered into that certain Agreement, dated as of August __, 1998 (the "Jones/Comcast Agreement");

                  WHEREAS, Section 2 of the Jones/Comcast agreement provides for Comcast to deposit $50,000,000 with International (the "Initial Consideration");

                  WHEREAS, Section 2 of the Jones/Comcast Agreement further provides that under certain circumstances described therein, the Jones Entities, as defined therein, are obligated to repay the Initial Consideration to Comcast plus interest as described in such Section 2 (the "Secured Obligations");

                  WHEREAS, Comcast's obligation to deposit the Initial Consideration with International is conditioned upon Jones and International pledging 2,000,000 shares (the "Class A Stock") of Class A Common Stock, par value $.01 per share, of Jones Intercable, Inc. (the "Company") with Comcast to secure the Secured Obligations; and

                  WHEREAS, contemporaneously with the execution and delivery hereof Comcast is depositing the Initial Consideration with International;

                  THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows.

                  1. The Security Interest. In order to secure the performance of the Secured Obligations in accordance with the terms thereof,

                  (a) Jones and International each hereby assign and pledge to Comcast and grant to Comcast a security interest in the Class A Shares, and all of their rights and privileges with respect to the Class A Shares, and all income and profits thereon (other than dividends paid by the Company in respect of the Class A Shares prior to any exercise by Comcast of its remedies hereunder, which will be paid over to Jones and International as provided in
Section 4) and all proceeds of the foregoing, and any and all property referred to in Section 1(b) (the "Collateral").

                  (b) In the event any change in the Company's capital stock shall occur, Jones and International will immediately pledge with Comcast any securities (and any share certificates or other instruments evidencing such securities) issued by the Company in respect of the Class A Shares, and all income and profits thereon (other than dividends paid by the Company in respect of the Class A Shares prior to any exercise by Comcast of its remedies hereunder), as additional security for the Secured Obligations. All such securities, share certificates, instruments and other property constitute Collateral and are subject to all provisions of this Agreement.

                  (c) The Security Interest is granted as security only and shall not subject Comcast to, or transfer or in any way affect or modify, any obligation or liability of Jones and International with respect to any of the Collateral or any transaction in connection therewith.

                  (d) In the event Jones and International fail to perform any Secured Obligation, Comcast shall be entitled to exercise all rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where the rights are exercised) and such other rights as may otherwise be provided to a secured party under applicable law.

                  2. Delivery of Collateral. All certificates representing the Class A Shares (or securities described in Section 1(b)) delivered to Comcast by Jones and International pursuant hereto shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to Comcast.

                  3. Further Assurances. (a) Jones and International agrees that they will, at Comcast's expense and in such manner and form as Comcast may reasonably require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable that Comcast may request, in order to create, preserve, perfect or validate the Security Interest or to enable Comcast to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, Jones and International hereby authorize Comcast to execute and file, in the name of Jones and International or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Pledge Agreement or of a financing statement relating to this Pledge Agreement) which Comcast in its reasonable discretion may deem necessary or appropriate to further perfect the Security Interest.

                  (b) Jones and International agree that they will not change
(i) their name, identity or structure in any manner or (ii) the location of their chief executive office or domicile unless they shall have given Comcast not less than 30 days' prior notice thereof.

                  (c) In connection with an exercise of rights pursuant to
Section 1(d), Comcast may cause any or all of the Class A Shares to be transferred of record into the name of Comcast or its designee. After notice thereof, Jones and International will promptly give to Comcast (or its designee) copies of any notices or other communications received by them with respect to the Class A Shares registered in the name of Jones and International, and Comcast will promptly give Jones and International copies of any notices and communications received by Comcast with respect to any Class A Shares registered in the name of Comcast.

                  4. Right to Vote and Receive Dividends on Collateral. (a) Until such time (if ever) that Comcast shall have exercised, pursuant to Section 1(d), any of its remedies in respect of the Collateral, Jones and International shall retain all voting rights with respect to the Class A Shares and shall have the right to receive all dividends paid by the Company in respect of the Collateral and Comcast shall take all such action as Jones and International may deem necessary or appropriate to give effect to such right. All such dividends which are received by Comcast shall be received in trust for the benefit of Jones and International and shall promptly be paid over to Jones and International.

                  (b) In the event Comcast exercises, pursuant to Section 1(d), any of its remedies in respect of the Collateral, Comcast shall thereafter be entitled to receive all dividends paid by the Company in respect of the Collateral.

                  5. Limitation on Duty of Comcast in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, Comcast shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Comcast shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by Comcast in good faith.

                  6. Termination of Security Interest; Release of Collateral. The Security Interest granted hereunder shall terminate, and all rights to the Collateral shall revert to Jones and International at such time as the Jones Entities shall have no further obligation to repay the Initial Consideration. Upon any such termination of the Security Interests or release of Collateral, Comcast will deliver the Collateral to Jones and International and will execute and deliver to Jones and International such documents as Jones and International shall reasonably request to evidence the termination of the Security Interest or the release of such Collateral, as the case may be.

                  7. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by facsimile transmission, nationally-recognized overnight courier service or by registered or certified mail (postage prepaid, return receipt requested):

if to Jones or International,

         c/o Glenn R. Jones
         Jones International, Ltd.
         9697 East Mineral Avenue
         Englewood, Colorado  80112

if to Comcast:

         Comcast Corporation
         1500 Market Street
         Philadelphia, PA  19102-2148
         Attn:  General Counsel


Any notice delivered after business hours or on any day which is not a business day shall be deemed for purposes of computing any time period hereunder to have been delivered on the succeeding business day.

                  8. Amendments and Waivers. (i) Any provision of this Pledge Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Pledge Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  9. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of law rules of such state.

                  10. Counterparts; Effectiveness: This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                  11. Entire Agreement. This Pledge Agreement and the Jones/Comcast Agreement together with its respective schedules and exhibits, constitute the entire agreement between the parties with respect to the subject matter of this Pledge Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Pledge Agreement.

                  12. Separability. In case any provision of this Pledge Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  13. Successors and Assigns. The provisions of this Pledge Agreement are for the benefit of Comcast and Jones and International and their respective successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed as of the date set forth above by their duly authorized representatives.

                                       COMCAST CORPORATION


                                       By:____________________________________


                                       _______________________________________
                                                     Glenn R. Jones


                                       JONES INTERNATIONAL, LTD.


                                       By:____________________________________

                                                                       Exhibit D
                                  KNOWLEDGE TV
                               AFFILIATE AGREEMENT


                  THIS AGREEMENT is made as of the ___ day of ___________, 199_, by and between KNOWLEDGE TV, INC., a Colorado corporation ("KTV"), and COMCAST PROGRAMMING, a division of COMCAST CORPORATION, a Pennsylvania corporation ("Affiliate"), whose address is 1500 Market Street, Philadelphia, PA. 19102.



IN CONSIDERATION OF THE MUTUAL COVENANTS, STIPULATIONS AND REPRESENTATIONS CONTAINED HEREIN, THE PARTIES HERETO AGREE AS FOLLOWS:

1.       GRANT OF LICENSE

         Subject to the terms and conditions of this Agreement, KTV hereby grants to Affiliate the non-exclusive license to distribute the "Knowledge TV" service (the "Service") within any operating area within the United States of any (i) cable, satellite master antenna television system(s) ("SMATV") or multichannel multipoint distribution system(s) of which Affiliate owns now or hereafter no less than 50% or of which Affiliate owns now or hereafter no less than 20% and over which Affiliate has management control including the authority to make programming decisions with respect to the applicable system, and (ii) any SMATV system that is operated by a party other than Affiliate in the operating area of any cable system of Affiliate or an area contiguous thereto, all as listed on the attached Exhibit A, as such list may be amended from time to time (the "System(s)"). Affiliate shall give prior written notice to KTV of the addition of a System to Exhibit A.

2.       TERM AND TERMINATION

         (a) The term of this Agreement shall commence on the date hereof and shall extend for a period of five (5) years plus ninety (90) days from the date hereof.

         (b) Except as otherwise provided herein, neither Affiliate nor KTV may terminate this Agreement except upon sixty (60) days prior written notice and then only if the other has made a material misrepresentation herein or breaches any of its material obligations hereunder and such misrepresentation or breach (which shall be specified in such notice) is not cured within sixty (60) days of such notice, or the defaulting party has not undertaken within such sixty (60) day period and is not diligently pursuing actions to cure such misrepresentation or breach.

         (c) Affiliate acknowledges and agrees that its obligations hereunder with respect to the distribution of the Service are of a special, unique and extraordinary character and that such distribution has a unique and peculiar value, the loss of which cannot be adequately or reasonably compensated by damages in an action at law, and that Affiliate's failure to perform its obligations hereunder with respect to the distribution of the Service shall cause KTV irreparable injury and damage. In acknowledgment thereof, Affiliate hereby agrees that, in addition to any and all other rights it may have at law or in equity, including its termination right set forth above, KTV shall be entitled to bring an action for specific performance of the terms of this Agreement in the event of any breach thereof by Affiliate.

3.       CONTENT OF SERVICE

         (a) KTV shall have the exclusive authority to determine the content and format of the Service, and the selection, scheduling, substitution and withdrawal of any program or advertisement shall remain within the sole discretion of KTV. Notwithstanding the foregoing, the Service shall consist of educational informational materials and programming which endeavors to expose the viewer to the activities one might find in a school, on a campus, or in other learning environments including but not limited to, educational, instructional and informational programming and, in addition, such programming as might relate to or evolve from schools, campuses or other learning environments including bookstores, field trips, laboratories, observatories, libraries and trips or outings related to the foregoing, as well as marketing and sales activities relating to the foregoing; provided, however, that such marketing activities shall not include the direct on-air marketing and/or sale of goods or products (excluding materials, books, tapes and other items directly relating to any of the educational programming on the Service), except as set forth below in this Section 3(a). The Service currently contains no more than thirty-five (35) hours in the aggregate of infomercial and/or home shopping programming each week. KTV shall have the right to increase such infomercial and/or home shopping programming at any time during the term of this Agreement; provided, however, that if the number of hours of infomercial and/or home shopping programming in the Service exceeds thirty-five (35) hours each week, Affiliate shall be entitled, at its option, to preempt any of the hours of infomercial and/or home shopping programming in excess of thirty-five (35) each week; and provided further, however, that any infomercial and/or home shopping programming will only be aired by KTV during the hours of Midnight to 6:00 a.m., Eastern time, Monday through Sunday and during the hours of 3:00 p.m. to 6:00 p.m., Eastern time, Saturday and Sunday, such times to be adjusted to reflect comparable periods in other time zones in the event that the Service, in the future, supplies other than a single satellite feed. Except as set forth herein, Affiliate shall distribute the Service without addition, deletion, alteration, editing or amendment, including any copyright notices, credits and similar notices, trademarks or trade names contained therein.

         (b) KTV does not currently make available to any affiliates any local advertising time in the Service. However, if during the term of this Agreement, KTV makes any such local advertising avails available to any distributor of the Service, it will offer at least the same number and type of local advertising avails to Affiliate. KTV will not have more than twelve (12) minutes during any hour of national advertising time in the Service at any time during the term of this Agreement.

4.       RATES AND PAYMENTS

         (a) For those Systems listed on Exhibit A attached hereto, as the same may be amended, on or before the forty-fifth (45th) day following each month throughout the term of this Agreement, Affiliate shall pay to KTV for each Subscriber of such System during the preceding month, at the address specified by KTV, license fees in an amount calculated in accordance with the attached Exhibit B.

         (b) KTV's failure, for any reason, to send an invoice for a particular monthly payment shall not relieve Affiliate of its obligation to make any payment in a timely manner consistent with the terms of this Agreement. Past due payments may, at KTV's option, bear interest at a rate equal to the lesser of (i) one percent (1%) per month or (ii) the maximum legal rate permitted under law, and Affiliate shall be liable for all reasonable costs and expenses (including, without limitation, reasonable court costs and attorneys' fees) incurred by KTV in collecting any past due payments.

         (c) For purposes of this Agreement, the term "Subscriber" shall mean
         (i) each residential customer and commercial or business establishment (including any restaurant, barbershop, lounge, tavern, social, athletic or country club, bar, business office, sales office, store or shop) receiving and separately paying for any level of cable television service which includes the Service from each System, and (ii) the number of basic equivalent subscribers computed by dividing the monthly revenue for cable television service paid by bulk accounts (such as apartment buildings, cooperatives, condominiums, mobile home parks, hotels, and motels) of each System for cable television service up to and including the level of service that includes the Service by the standard residential rate of that System for cable television service up to and including the level of service that includes the Service; provided, however, that the term "Subscriber" shall not include persons who do not pay any monies to Affiliate to receive the level of service on which the Service is carried (which shall be limited to full-time employees of Affiliate or of cable system operators located within a System's DMA, schools, libraries, government buildings and offices and any other complimentary service which is required by a System's franchise ordinance, grant, license or other authorizing operating agreement).

         (d) Accompanying each payment during the term of this Agreement, Affiliate shall provide to KTV a true and complete monthly report, prepared by the chief financial officer of Affiliate or his/her authorized designee specifying for each System the average number of Subscribers of each System during the subject payment period (computed by dividing the sum of the number of Subscribers on the first and last day of the payment period by two (2)) and certifying the accuracy of such information and containing such other information as may be reasonably required by KTV for accurate billing purposes, subject to applicable law.

         (e) Affiliate agrees to keep and maintain complete and accurate books and records of matters relating to this Agreement. Affiliate grants KTV, itself or through an independent audit service selected by KTV, the right, during regular business hours, at KTV's expense, to inspect, make copies and otherwise audit such books and records at Affiliate's offices upon fifteen (15) days' prior written notice from KTV. KTV's right to perform such audit shall be limited to once in any twelve (12) month period during the term of this Agreement and shall be limited to an audit with respect to amounts paid in the current calendar year and prior calendar year. Throughout such audit, KTV's auditors or its representatives shall discuss with Affiliate's controller, or his designee, audit methodology as well as a reasonable estimate of any additional payments which KTV believes may be due. If, as a result of such audit, it is determined that Affiliate's payments to KTV under this Agreement were less than what they should have been, Affiliate shall pay to KTV, upon demand by KTV, the difference between Affiliate's actual payments to KTV and the undisputed amounts Affiliate should have paid to KTV hereunder; provided, however, that KTV shall, upon request by Affiliate, make available copies of work papers, analyses and other supporting documentation used to calculate any such difference. If, as a result of such audit, it is determined that Affiliate's payments to KTV under this Agreement were greater than what they should have been, Affiliate may elect to receive a cash refund from KTV of such overpayment or may elect to have the amount of such overpayment credited against future license fees that may be owed to KTV under this Agreement. If KTV audits Affiliate's books hereunder, KTV must make any claim against Affiliate within three (3) months after KTV completes such audit. If the claim is not made within such three
         (3) month period, KTV will be deemed to have waived its right to collect any shortfalls from Affiliate for the period(s) audited. Both parties shall endeavor to resolve any claim hereunder in a timely manner.

5.       DELIVERY AND DISTRIBUTION

         (a) During the term of this Agreement, each of the Systems shall offer the Service on such level, and as part of such package, of cable television service as Affiliate may elect; provided, however, that Affiliate may not distribute the Service (i) on a level or as part of a package of cable television service that has a Penetration (as hereinafter defined) of less than ten percent (10%); or (ii) as a stand alone a la carte service, unless the Service is also carried on a tier with at least three (3) other national cable television services; or
         (iii) as part of a package of cable television services that includes pay or premium services, such as HBO, Showtime or other similar services. For purposes of this Agreement, the term "Penetration" means the ratio of the number of Subscribers in any System receiving and paying for the level or package of cable television service that includes the Service to the total number of basic subscribers of the System. Affiliate shall designate one (1) channel on each System for the carriage of the Service prior to the commencement of the delivery of the Service on such System. Affiliate may change, from time to time, the channel designation on which the Service is carried; provided, however, that Affiliate shall use commercially reasonable efforts to give KTV written notice of the change and the new channel designation at least thirty (30) days prior to the effective date of such change.

         (b) On or before forty-five (45) days after the date of this Agreement (the "New System Launch Date"), Affiliate shall launch the Service in systems that are not currently distributing the Service and which are located in one or more of the markets identified on Exhibit C attached hereto, which systems shall represent at least 500,000 Subscribers. If Affiliate does not launch the Service on Systems representing at least 500,000 Subscribers as of the New System Launch Date, Affiliate shall have until ninety (90) days after the date of this Agreement to cure such default without any liability or obligation of any kind to KTV.

         (c) Each System shall distribute the Service on a full time basis at all times during the term of this Agreement at the hours it is initially transmitted by KTV.

         (d) Affiliate shall not delete the Service from any System or delete any System from Exhibit A during the term of this Agreement; provided, however, that in the event Affiliate sells a System to an unaffiliated third party, Affiliate shall be relieved of all of its obligations with respect to such System for all periods after the date of sale of such System. Notwithstanding the foregoing, at no time during the term of this Agreement, commencing from and after the New System Launch Date, shall the number of Subscribers receiving the Service be less than 500,000 (the "Minimum Distribution Commitment").

         (e) KTV will transmit the Service by means of domestic communications satellite Galaxy V, Transponder 21. Affiliate shall, at its own expense, obtain and install such earth station receivers and other equipment as shall be necessary to receive, descramble (if necessary) and transmit and deliver to Subscribers receiving the Service the signals comprising the Service. In the event KTV decides to change the transmission of the Service to another domestic communications satellite or change its scrambling or transmission technology, KTV shall notify Affiliate at least sixty (60) days prior to the effective date of such change. If it reasonably appears that as a result of such proposed change Affiliate will incur the expense of additional equipment in order to continue to receive or decode the Service, Affiliate will be entitled to terminate this Agreement with respect to all affected Systems as of the effective date of such change; provided, however, that this termination right shall not apply if (i) KTV agrees to reimburse such Systems for its pro rata share (based on the number of signals to be received by any System from such new satellite) of the cost of purchasing and installing equipment reasonably necessary for such Systems to receive the Service as the result of any such change;
         (ii) physical space exists at the then-existing earth station sites to accommodate the necessary equipment; and (iii) current zoning and other restrictions permit such additional equipment. KTV shall provide a high quality signal for provision of the Service and shall use commercially reasonable efforts to maintain such high quality signal. Affiliate shall use commercially reasonable efforts to maintain the high quality signal provided by KTV.

         (f) Subject to then existing law, Affiliate shall not itself, and shall not expressly authorize others to, copy, tape or otherwise reproduce any part of the Service without KTV's prior written authorization, and shall take reasonable and practical security measures to prevent the unauthorized copying or taping by others; provided, however, that nothing herein shall prohibit Affiliate from assisting its residential subscribers in connecting video cassette recorders to record the Service. Affiliate shall not distribute or exhibit, and shall not expressly authorize or license or knowingly permit the distribution or exhibition of, the Service by any means or device, whether now known or hereafter devised, other than through the Systems now or hereafter listed in Exhibit A hereto and in accordance with the terms of this Agreement.

6.       PROMOTION AND RESEARCH

         (a) Affiliate shall use commercially reasonable efforts, as determined in its best business judgment, to promote, market and sell the Service to Subscribers and to the general public within the Operating Area of each System. Advertising, promotional, marketing and/or sales materials concerning the Service which are provided to Affiliate by KTV, if used by Affiliate, shall be used without any alteration, deletion, addition or any other change, unless such changes are approved by KTV prior to use by Affiliate.

         (b) At KTV's request, each System shall use commercially reasonable efforts in its business judgment to provide KTV with data regarding the marketing and promotion of the Service by Affiliate. Subject to applicable federal, state and local law (including the franchises, if any, pursuant to which the Systems are operated), Affiliate also agrees to render such other assistance to KTV as KTV may request and which Affiliate may reasonably provide in its business judgment in connection with any marketing test, survey, poll or other research which KTV may undertake in connection with the Service. KTV shall treat as confidential any data or information which KTV receives from Affiliate, and shall not utilize any such data or information except in connection with such research.

7.       NOTICES

         All notices, statements and other communications given hereunder shall be in writing and shall be delivered by facsimile transmission, telegraph, personal delivery, certified mail, return receipt requested, or by next day express delivery, addressed, if to KTV at 9697 East Mineral Avenue, Englewood, Colorado 80112, Attn: President, KTV, (Fax:
         303-799-1644), with a copy to the Legal Department and, if to Affiliate, at its address set forth herein or by facsimile at 215-981-7793, with a copy to the Legal Department. The date of such facsimile transmission, telegraphing or personal delivery or the next day if by express delivery, or the date three (3) days after mailing, shall be deemed the date on which such notice is given and effective.

8.       TRADEMARKS

         (a) All right, title and interest in and to the Service, and all materials, formats, computer software or other rights of whatever nature related thereto shall remain the property of KTV. Further, Affiliate acknowledges and agrees that all names, logos, marks, copyright notices or designations utilized by KTV in connection with the Service (the "Marks") are the sole and exclusive property of KTV and/or its affiliates, and no rights or ownership are intended to be or shall be transferred to Affiliate. Affiliate's use of the Marks shall be limited to the advertising and promotion of its carriage of the Service over the Systems pursuant to this Agreement; provided, however, that Affiliate may request that KTV allow it to use the Marks in other manners, and KTV agrees not to unreasonably withhold its consent to reasonable business uses of the Marks requested by Affiliate. KTV shall provide Affiliate with samples of the Marks which Affiliate shall use in their entirety (including all service mark and trademark notices) whenever the Marks are used by Affiliate.

         (b) KTV acknowledges that the names "Comcast", "Comcast Cable Communications, Inc.", "Comcast Cablevision" and the concentric "C" mark are the exclusive property of Affiliate and/or its affiliated entities, and that KTV has not and will not acquire any proprietary rights therein by reason of this Agreement. Any use of such names or marks by KTV shall be subject to Affiliate's prior written consent.

9.       REPRESENTATIONS AND INDEMNIFICATION

         (a) KTV represents and warrants to Affiliate that (i) it is a corporation duly organized and validly existing and in good standing under the laws of the State of Colorado; (ii) KTV has the corporate power and authority to enter into this Agreement and to fully perform its obligations hereunder; (iii) KTV is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder; (iv) the individual executing this Agreement on behalf of KTV has the authority to do so;
         (v) KTV is operating in substantial compliance with all applicable laws, rules and regulations; (vi) nothing contained in the Service shall violate the civil or property rights, copyrights, trademark rights, right of privacy or any other right of any person, firm or corporation except that no representation and warranty is given with respect to music performance rights, subject to the indemnification obligation of KTV pursuant to Section 9(d) hereof; and (vii) the license fee rates set forth on Exhibit B attached hereto for the years 2002, 2003 and 2004 are the standard license fee rates for KTV, and have been agreed to in at least one written affiliate agreement with a cable television operator in the United States with an equivalent or greater number of basic cable television subscribers as Affiliate.

         (b) Affiliate represents and warrants to KTV that (i) Affiliate is a corporation duly organized and validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; (ii) Affiliate has the corporate power and authority to enter into this Agreement and to fully perform its obligations hereunder; (iii) the individual executing this Agreement on behalf of Affiliate has the authority to do so; and
         (iv) Affiliate is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder.

         (c) Affiliate and KTV shall each indemnify, defend and forever hold harmless the other, the other's affiliated companies and their respective officers, directors, employees, partners and agents from all liabilities, claims, costs, damages and expenses (including, without limitation, reasonable counsel fees) arising out of any breach or claimed breach by it of any representation or warranty or any of its obligations pursuant to this Agreement. KTV will credit Affiliate for any continuous interruption of Service caused by KTV of twenty-four
         (24) hours or longer. The amount so credited shall be an amount equal to that portion of the monthly license fees applicable to the period during which the Service was interrupted. KTV's liability for damages arising out of its inability or failure to deliver the Service shall be limited to the license fee credits set forth in the preceding sentence.

         (d) With respect to music performance rights, KTV agrees that it will use its commercially reasonable efforts, at its expense, to secure additional appropriate licenses, authorities or other grants of right regarding music performance rights related to the exhibition and distribution of the Service by KTV, Affiliate and/or the Systems distributing the Service which KTV does not currently possess, and will indemnify and hold harmless Affiliate from and against any claims, damages, liabilities, costs and expenses arising from music performance rights related to the exhibition and distribution of the Service by KTV, Affiliate and/or the Systems distributing the Service.

         (e) In connection with any indemnification provided for in this Section 9, each party shall so indemnify the other only if such other party claiming indemnification shall give the indemnifying party prompt notice of any claim or litigation to which its indemnification applies; it being agreed that the indemnifying party shall have the right to assume the full defense of any or all claims or litigation to which its indemnity applies and that the indemnified party will cooperate fully (at the cost of the indemnifying party) with the indemnifying party in such defense and in the settlement of such claims or litigation, and the indemnified party shall make no compromise or settlement of any such claim without the prior written consent of the indemnifying party. The settlement of any claim without the prior written consent of the indemnifying party shall release the indemnifying party from its obligations hereunder with respect to such claim or action so settled.

         (f) Except as herein provided, neither Affiliate nor KTV shall have any rights against the other party hereto for the non-operation of facilities or the non-furnishing of the Service if such non-operation or non-furnishing is due to an act of God; inevitable accident; fire; lockout; flood; tornado; hurricane; strike; or other labor dispute; riot or civil commotion; earthquake; war; act of government or governmental instrumentality (whether federal, state or local); failure of performance by a common carrier; failure in whole or in part of technical facilities; or other cause (financial inability excepted) beyond such party's reasonable control. In the event of non-operation or non-furnishing of the Service for a period of ten (10) consecutive days, Affiliate shall have the right to insert programming of its choice on the channel otherwise identified with the Service until such time as the Service is fully operational again. Credit will be given to Affiliate, however, on the portion of the Service which is affected by an interruption during any month equal to the product of (i) the license fees which would be due for such month, calculated in accordance with Section 4 hereof, assuming no interruption of Service during such month, multiplied by (ii) a fraction, the numerator of which is the total number of hours of interruption of the Service during such month and the denominator of which is the total number of hours of the Service which would have been provided during such month absent such interruption(s). In the event of non-operation or non-furnishing of the Service for a period of fifteen (15) or more consecutive days, or thirty (30) days out of any ninety (90) day period, Affiliate may terminate this Agreement by delivery of written notice thereof to KTV without any further obligation or liability on the part of KTV or Affiliate.

         (g) The representations, warranties and indemnities contained in this
         Section 9 shall continue throughout the term of this Agreement and the indemnities shall survive the expiration or termination of this Agreement.

10.      CONFIDENTIALITY

         (a) Neither Affiliate nor KTV shall disclose to any third party (other than its respective officers, directors, employees, auditors and attorneys each of whom shall agree to be bound by the provisions of this Section 10 and whose compliance herewith shall be the legal obligation of the disclosing party) any information with respect to the terms and provisions of this Agreement, including by way of press release(s), and KTV shall not disclose any information obtained in any inspection and/or audit of Affiliate's books and records, except: (i) to the extent necessary to comply with law or legal reporting or disclosure requirements, including those relating to the public or private offering of securities, or the valid order of an administrative agency or a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (ii) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys; provided, however, that such parent company, auditors and attorneys agree to be bound by the provisions of this Section 10; (iii) in order to enforce its rights pursuant to this Agreement; and (iv) if mutually agreed by Affiliate and KTV in advance and in writing.

         (b) This Section 10 shall survive the termination or expiration of this Agreement.

11.      GENERAL

         (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, this Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that upon 30 days' prior notice to the other party, either party may assign this Agreement to any entity controlled by, controlling, or under common control with such party, or to an entity acquiring all or substantially all of the assets of such party, whether by acquisition, stock issuance, trade, merger or other means.

         (b) Neither Affiliate nor KTV shall be, or hold itself out as, the agent of the other under this Agreement. No subscriber of Affiliate shall be deemed to have any privity of contract or direct contractual or other relationship with KTV by virtue of this Agreement or KTV's delivery of the Service to Affiliate hereunder. Likewise, no supplier of advertising or programming or anything else included in the Service by KTV shall be deemed to have any privity of contract or direct contractual or other relationship with Affiliate by virtue of this Agreement or Affiliate's carriage of the Service hereunder. Nothing contained herein shall be deemed to create, and the parties do not intend to create, any relationship of partners, joint venturers or agents, as between Affiliate and KTV, and neither party is authorized to or shall act toward third parties or the public in any manner which would indicate any such relationship with the other. KTV disclaims any present or future right, interest or estate in or to the transmission facilities of Affiliate or the parent, subsidiaries, partnerships or joint venturers controlling the Systems on which the programming signals delivered by Affiliate are transmitted, such disclaimer being to acknowledge that neither Affiliate nor the transmission facilities of the Systems (and the owners thereof) are common carriers.

         (c) Except for the Original KTV Agreement (as hereinafter defined), this Agreement contains the entire understanding of the parties and supersedes all prior understandings of the parties relating to the subject matter herein. This Agreement may not be modified except in writing executed by all parties hereto. Any waiver must be in writing and signed by the party whose rights are being waived and no waiver by either Affiliate or KTV of any breach of any provision hereof shall be or be deemed to be a waiver of any preceding or subsequent breach of the same or any other provision of this Agreement.

         (d) This Agreement and all collateral matters shall be construed in accordance with the internal laws of the State of Colorado applicable to agreements fully made and to be performed therein, irrespective of the place of actual execution or performance.

         (e) The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision of this Agreement.

         (f) KTV and Affiliate each acknowledge that this Agreement was fully negotiated by the parties and, therefore, no provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

         (g) The provisions of this Agreement are for the exclusive benefit of the parties hereto and their permitted assigns, and no third party shall be a beneficiary of, or have any rights by virtue of, this Agreement.

         (h) The titles and headings of the sections in this Agreement are for convenience only and shall not in any way affect the interpretation of this Agreement.

         (i) If at any time during the term of this Agreement, KTV offers any other distributor of the Service terms and conditions with respect to the following matters: exclusivity, distribution to alternate technologies, tiering, packaging, and/or a la carte carriage (the "Non-Economic Terms"), which are more favorable than the terms set forth herein, KTV shall offer to Affiliate such more favorable terms and conditions with respect to the Non-Economic Terms for such period of time as the same are available to the other third party distributor; provided, however, that Affiliate must also accept those terms and conditions of such other distributor's agreement as were material inducements to KTV's willingness to offer such more favorable terms to the other third party distributor to the extent such terms and conditions are not unique to such other distributor and Affiliate can reasonably comply with such terms and conditions.

                  (ii) Within ten (10) business days after receiving Affiliate's request, KTV shall provide Affiliate with a certificate signed by an authorized officer of KTV stating that KTV has complies with the conditions of this Section.

         (j) As between KTV and Affiliate, Affiliate shall be responsible for all taxes levied upon Affiliate or related to the existence or operation of the Systems or to its handling and delivery of the Service from its Systems' headends to Subscribers. KTV shall be responsible for all taxes levied with respect to producing, distributing, licensing and transmitting the Service to such headends.

         (k) Except with respect to closed captioning and second audio programs (which uses Affiliate agrees shall be reserved to KTV throughout the Term of this Agreement), KTV agrees that signal distribution beyond traditional television video and audio, including but not limited to the use of Vertical Blanking Interval ("VBI"), is not essential to, nor a part of, the transmission of the Service and, thus, except for the rights reserved to KTV herein, all rights in and to signal distribution beyond traditional television video and audio, including but not limited to the use of the VBI, are retained by and reserved to Affiliate, and nothing herein shall preclude Affiliate from exercising and exploiting such rights exclusively by means and in any locations concurrently herewith freely and without restrictions.

         (l) The obligations of Affiliate under this Agreement with respect to the launch and distribution of the Service are in addition to the obligations of Affiliate under that certain Affiliate Agreement dated as of January 1, 1997 between KTV (f/k/a Mind Extension University, Inc.) and Affiliate (the "Original KTV Agreement"). The terms and conditions of the Original KTV Agreement shall govern the distribution of the Service on Systems where the Service is launched pursuant to the terms of such agreement, and the terms and conditions of this Agreement shall govern the distribution of the Service on Systems where the Service is launched pursuant to the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above.


                         KNOWLEDGE TV, INC.
                         a Colorado corporation


                         By ___________________________________
                            Glenn R. Jones
                            President



                         COMCAST PROGRAMMING,
                         a division of COMCAST
                         CORPORATION


                         By ____________________________________
                            Thomas A. Hurley,
                            Senior Vice President, Programming

                                    EXHIBIT A

                          SYSTEMS DISTRIBUTING SERVICE


           List Each
        Franchise Area                                           No. of
     Served by Each System          Launch Date               Subscribers

                                    EXHIBIT B

                                  LICENSE FEES

        Affiliate shall pay License Fees as follows:


Affiliate's
Service                1998      1999      2000       2001      2002       2003        2004
Subscribers*           ----      ----      ----       ----      ----       ----        ----
-----------


0 - 799,999            $.05      $.07      $.07       $.07      $.10       $.11        $.135


800,000 -              $.05      $.065     $.065      $.07      $.09       $.10        $.125
1,599,999


1,600,000 -            $.05      $.06      $.06       $.065     $.08       $.09        $.115
2,399,999


2,400,000              $.05      $.05      $.06       $.06      $.07       $.08        $.105
or more


* For purposes of calculating applicable volume discounts with respect to license fees payable under this Agreement, all Service Subscribers receiving the Service pursuant to this Agreement and the Original KTV Agreement (as such term is defined herein) shall be aggregated. Similarly, for purposes of calculating applicable volume discounts with respect to license fees payable under the Orginial KTV Agreement, all Service Subscribers receiving the Service pursuant to the Original KTV Agreement and this Agreement shall be aggregated.

                                    EXHIBIT C

                     MARKETS WHERE SYSTEMS ARE TO BE LOCATED


o Philadelphia DMA (Philadelphia, Willow Grove, Lower Merion, Gloucester, Burlington, East Windsor)
o        Systems in New Jersey or Connecticut within the NY DMA
o        Sacramento, CA
o        Knoxville, TN
o        South Florida (Broward County/Palm Beach County)
o        Indianapolis, IN
o        West Florida (Sarasota/Arcadia/Venice/Lehigh Acres/Port Charlotte)
o        Chesterfield, VA
o        Tallahassee, FL
o        Mobile, AL
o        Howard County, MD
o        New Haven, Conn.
o        Detroit DMA

To qualify toward the subscriber benchmark in Section 5(b) hereof, the market must have at least 50,000 Comcast/KTV subscribers.

                                                                       Exhibit E
                             GREAT AMERICAN COUNTRY
                               AFFILIATE AGREEMENT


                  THIS AGREEMENT is made as of the ___ day of ______________, 199_, by and between GREAT AMERICAN COUNTRY, INC., a Colorado corporation ("G.A.C"), and COMCAST PROGRAMMING, a division of COMCAST CORPORATION, a Pennsylvania corporation ("Affiliate"), whose address is 1500 Market Street, Philadelphia, PA. 19102.



IN CONSIDERATION OF THE MUTUAL COVENANTS, STIPULATIONS AND REPRESENTATIONS CONTAINED HEREIN, THE PARTIES HERETO AGREE AS FOLLOWS:

1.       GRANT OF LICENSE

         Subject to the terms and conditions of this Agreement, G.A.C hereby grants to Affiliate the non-exclusive license to distribute the "Great American Country" service (the "Service") within any operating area within the United States of any (i) cable, satellite master antenna television system(s) ("SMATV") or multichannel multipoint distribution system(s) of which Affiliate owns now or hereafter no less than 50%, or of which Affiliate owns now or hereafter no less than 20% and over which Affiliate has management control including the authority to make programming decisions with respect to the applicable system, and (ii) any SMATV system that is operated by a party other than Affiliate in the operating area of any cable system of Affiliate or an area contiguous thereto, all as listed on the attached Exhibit A, as such list may be amended from time to time (the "System(s)"). Affiliate shall give prior written notice to G.A.C of the addition of a System to Exhibit A.

2.       TERM AND TERMINATION

         (a) The term of this Agreement shall commence on the date hereof and shall extend for a period of five (5) years plus ninety (90) days from the date hereof.

         (b) Except as otherwise provided herein, neither Affiliate nor G.A.C may terminate this Agreement except upon ninety (90) days prior written notice and then only if the other has made a material misrepresentation herein or breaches any of its material obligations hereunder and such misrepresentation or breach (which shall be specified in such notice) is not cured within ninety (90) days of such notice, or the defaulting party has not undertaken within such ninety
         (90) day period and is not diligently pursuing actions to cure such misrepresentation or breach. The parties' right to terminate this Agreement pursuant to this Section 2(b) shall be in addition to any right or remedy which either party may have in law or equity.

3.       CONTENT OF SERVICE

         (a) G.A.C shall have the exclusive authority to determine the content and format of the Service, and the selection, scheduling, substitution and withdrawal of any program or advertisement shall remain within the sole discretion of G.A.C. Notwithstanding the foregoing, the Service shall consist of a twenty-four (24) hour a day, satellite-delivered country music television network that features current and past country music videos, concerts, information on country music artists and occasional short-form programming that focuses on both country music and country music's performing artists. Affiliate shall distribute the Service without addition, deletion, alteration, editing or amendment, including any copyright notices, credits and similar notices, trademarks or trade names contained therein.

         (b) G.A.C shall make available to Affiliate not less than four (4) minutes of commercial advertising time in each programming hour for use by Affiliate in inserting local advertising or promotions. All such availabilities shall be at such points in the transmission of the Service as G.A.C determines in its sole discretion. G.A.C shall signal Affiliate's commercial advertising time by a hidden cue tone. Affiliate shall use its reasonable efforts to assure that all commercial matter or advertisements it inserts with the Service (i) are not offensive in nature; (ii) do not suggest an affiliation between G.A.C or any programming contained in the Service, and third party advertisers, and (iii) are compatible with applicable law. Affiliate's commercial advertising time shall be fixed, nonrecapturable and nonpreemptible, except that under limited circumstances and uniformly applied to all affiliates of G.A.C, G.A.C may give thirty (30) days' notice to Affiliate preempting Affiliate's specific commercial time, provided that G.A.C makes available to Affiliate, within sixty (60) days of such preemption, an equal amount of commercial time in a like time period.

         (c) The Service shall not contain more than four (4) hours of infomercial and/or long form (i.e. longer than two minutes) home shopping programming (collectively, "Infomercial Programming"), in any day, and any Infomercial Programming so included in the Service shall be aired only between the hours of Midnight and 6:00 a.m. Eastern Time. Beginning at the earlier of (i) January 1, 2002, (ii) such time as the Service is being distributed to at least 20,000,000 Service Subscribers, in the aggregate, in the United States, or (iii) the date on which any other affiliate of G.A.C has the right to preempt Infomercial Programming included in the Service, Affiliate shall be entitled, at its option, to preempt up to one hundred percent (100%) of the Infomercial Programming included in the Service. In the event of any such permitted preemption, Affiliate shall be entitled to insert programming of its own choosing into the Service during the periods of such preemption; provided, however, that such inserted programming is not adult-oriented programming and otherwise meets the standards for inserted material set forth in Section 3(b) of this Agreement.

4.       RATES AND PAYMENTS

         (a) For those Systems listed on Exhibit A attached hereto, as the same may be amended, on or before the forty-fifth (45th) day following each month throughout the term of this Agreement, Affiliate shall pay to G.A.C for each Service Subscriber of such System during the preceding month, at the address specified by G.A.C, license fees in an amount calculated in accordance with the attached Exhibit B.

         (b) G.A.C's failure, for any reason, to send an invoice for a particular monthly payment shall not relieve Affiliate of its obligation to make any payment in a timely manner consistent with the terms of this Agreement. Past due payments may, at G.A.C's option, bear interest at a rate equal to the lesser of (i) one percent (1%) per month or (ii) the maximum legal rate permitted under law, and Affiliate shall be liable for all reasonable costs and expenses (including, without limitation, reasonable court costs and attorneys' fees) incurred by G.A.C in collecting any past due payments.

         (c) For purposes of this Agreement, the term "Service Subscriber" shall mean (i) each residential customer and commercial or business establishment (including any restaurant, barbershop, lounge, tavern, social, athletic or country club, bar, business office, sales office, store or shop) receiving and separately paying for any level of cable television service which includes the Service from each System, and
         (ii) the number of basic equivalent subscribers computed by dividing the monthly revenue for cable television service paid by bulk accounts (such as apartment buildings, cooperatives, condominiums, mobile home parks, hotels, and motels) of each System for cable television service up to and including the level of service that includes the Service by the standard residential rate of that System for cable television service up to and including the level of service that includes the Service; provided, however, that the term "Service Subscriber" shall not include persons who do not pay any monies to Affiliate to receive the level of service on which the Service is carried (which shall be limited to full-time employees of Affiliate or of cable system operators located within a System's DMA, schools, libraries, government buildings and offices and any other complimentary service which is required by a System's franchise ordinance, grant, license or other authorizing operating agreement).

         (d) Accompanying each payment during the term of this Agreement, Affiliate shall provide to G.A.C a true and complete monthly report, prepared by the chief financial officer of Affiliate or his/her authorized designee specifying for each System the average number of Service Subscribers of each System during the subject payment period (computed by dividing the sum of the number of Service Subscribers on the first and last day of the payment period by two (2)) and certifying the accuracy of such information and containing such other information as may be reasonably required by G.A.C for accurate billing purposes, subject to applicable law.

         (e) Affiliate agrees to keep and maintain complete and accurate books and records of matters relating to this Agreement. Affiliate grants G.A.C., itself or through an independent audit service selected by G.A.C., the right, during regular business hours, at G.A.C's expense, to inspect, make copies and otherwise audit such books and records at Affiliate's offices upon fifteen (15) days' prior written notice from G.A.C. G.A.C's right to perform such audit shall be limited to once in any twelve (12) month period during the term of this Agreement and shall be limited to an audit with respect to amounts paid in the current calendar year and prior calendar year. Throughout such audit, G.A.C's auditors or its representatives shall discuss with Affiliate's controller, or his designee, audit methodology as well as a reasonable estimate of any additional payments which G.A.C believes may be due. If, as a result of such audit, it is determined that Affiliate's payments to G.A.C under this Agreement were less than what they should have been, Affiliate shall pay to G.A.C, upon demand by G.A.C, the difference between Affiliate's actual payments to G.A.C and the undisputed amounts Affiliate should have paid to G.A.C hereunder; provided, however, that G.A.C shall, upon request by Affiliate, make available copies of work papers, analyses and other supporting documentation used to calculate any such difference. If, as a result of such audit, it is determined that Affiliate's payments to G.A.C under this Agreement were greater than what they should have been, Affiliate may elect to receive a cash refund from G.A.C of such overpayment or may elect to have the amount of such overpayment credited against future license fees that may be owed to G.A.C under this Agreement. If G.A.C audits
         Affiliate's books hereunder, G.A.C must make any claim against Affiliate within three (3) months after G.A.C completes such audit.
         If the claim is not made within such three (3) month period, G.A.C will be deemed to have waived its right to collect any shortfalls from Affiliate for the period(s) audited. Both parties shall endeavor to resolve any claim hereunder in a timely manner.

5.       DELIVERY AND DISTRIBUTION

         (a) During the term of this Agreement, each of the Systems shall offer the Service on such level, and as part of such package, of cable television service as Affiliate may elect; provided, however, that Affiliate may not distribute the Service (i) as a stand alone a la carte service, unless the Service is also carried on a tier with at least three (3) other national cable television services; or (ii) as part of a package of cable television services that includes pay or premium services, such as HBO, Showtime or other similar services; and provided further, however, that Affiliate must maintain an aggregate Penetration (as hereinafter defined) for the Service on all Systems distributing the Service of not less than fifty percent (50%). For purposes of this Section 5(a), the term "Penetration" means the ratio of the aggregate number of Service Subscribers in all Systems distributing the Service, to the total number of basic subscribers of those Systems, excluding those subscribers receiving only a "lifeline" level of service. Affiliate shall designate one (1) channel on each System for the carriage of the Service prior to the commencement of the delivery of the Service on such System. Affiliate may change, from time to time, the channel designation on which the Service is carried; provided, however, that Affiliate shall use commercially reasonable efforts to give G.A.C written notice of the change and the new channel designation at least thirty (30) days prior to the effective date of such change.

         (b) On or before forty-five (45) days after the date of this Agreement, (the "New System Launch Date"), Affiliate shall launch the Service in systems that are not currently distributing the Service, which systems shall represent at least 500,000 Service Subscribers. If Affiliate does not launch the Service on Systems representing at least 500,000 Service Subscribers as of the New System Launch Date, Affiliate shall have until ninety (90) days after the date of this Agreement to cure such default without any liability or obligation of any kind to G.A.C.

         (c) Each System shall distribute the Service on a full time basis at all times during the term of this Agreement at the hours it is initially transmitted by G.A.C.

         (d) Affiliate shall not delete the Service from any System or delete any System from Exhibit A during the term of this Agreement; provided, however, that in the event Affiliate sells a System to an unaffiliated third party, Affiliate shall be relieved of all of its obligations with respect to such System for all periods after the date of sale of such System. Notwithstanding the foregoing, at no time during the term of this Agreement, commencing from and after the New System Launch Date, shall the number of Service Subscribers be less than 500,000 (the "Minimum Distribution Requirement").

         (e) G.A.C will transmit the Service to each System by means of domestic communications satellite GE American C-3, Transponder 20, and at all times at no additional cost to Affiliate. Affiliate shall, at its own expense, obtain and install such earth station receivers and other equipment as shall be necessary to receive, descramble (if necessary) and transmit and deliver to Subscribers receiving the Service the signals comprising the Service. In the event G.A.C decides to change the transmission of the Service to another domestic communications satellite or change its scrambling or transmission technology, G.A.C shall notify Affiliate at least sixty (60) days prior to the effective date of such change. If it reasonably appears that as a result of such proposed change Affiliate will incur the expense of additional equipment in order to continue to receive or decode the Service, Affiliate will be entitled to terminate this Agreement with respect to all affected Systems as of the effective date of such change; provided, however, that this termination right shall not apply if (i) G.A.C agrees to reimburse such Systems for its pro rata share (based on the number of signals to be received by any System from such new satellite) of the cost of purchasing and installing equipment reasonably necessary for such Systems to receive the Service as the result of any such change; (ii) physical space exists at the then-existing earth station sites to accommodate the necessary equipment; and (iii) current zoning and other restrictions permit such additional equipment. G.A.C shall provide a high quality signal for provision of the Service and shall use commercially reasonable efforts to maintain such high quality signal. Affiliate shall use commercially reasonable efforts to maintain the high quality signal provided by G.A.C

         (f) Subject to then existing law, Affiliate shall not itself, and shall not expressly authorize others to, copy, tape or otherwise reproduce any part of the Service without G.A.C's prior written authorization, and shall take reasonable and practical security measures to prevent the unauthorized copying or taping by others; provided, however, that nothing herein shall prohibit Affiliate from assisting its residential subscribers in connecting video cassette recorders to record the Service. Affiliate shall not distribute or exhibit, and shall not expressly authorize or license or knowingly permit the distribution or exhibition of, the Service by any means or device, whether now known or hereafter devised, other than through the Systems now or hereafter listed in Exhibit A hereto and in accordance with the terms of this Agreement.

6.       PROMOTION AND RESEARCH

         (a) Affiliate shall use commercially reasonable efforts, as determined in its best business judgment, to promote, market and sell the Service to subscribers and to the general public within the Operating Area of each System. Advertising, promotional, marketing and/or sales materials concerning the Service which are provided to Affiliate by G.A.C, if used by Affiliate, shall be used without any alteration, deletion, addition or any other change, unless such changes are approved by G.A.C prior to use by Affiliate.

         (b) At G.A.C's request, each System shall use commercially reasonable efforts in its business judgment to provide G.A.C with data regarding the marketing and promotion of the Service by Affiliate. Subject to applicable federal, state and local law (including the franchises, if any, pursuant to which the Systems are operated), Affiliate also agrees to render such other assistance to G.A.C as G.A.C may request and which Affiliate may reasonably provide in its business judgment in connection with any marketing test, survey, poll or other research which G.A.C may undertake in connection with the Service. G.A.C shall treat as confidential any data or information which G.A.C receives from Affiliate, and shall not utilize any such data or information except in connection with such research.

7.       NOTICES

          All notices, statements and other communications given hereunder shall be in writing and shall be delivered by facsimile transmission, telegraph, personal delivery, certified mail, return receipt requested, or by next day express delivery, addressed, if to G.A.C at 9697
         East Mineral Avenue, Englewood, Colorado 80112, Attn: President,
         G.A.C, (Fax: 303-799-1644), with a copy to the Legal Department and, if to Affiliate, at its address set forth herein or by facsimile at 215-981-7793, with a copy to the Legal Department. The date of such facsimile transmission, telegraphing or personal delivery or the next day if by express delivery, or the date three (3) days after mailing, shall be deemed the date on which such notice is given and effective.

8.       TRADEMARKS

          (a) All right, title and interest in and to the Service, and all materials, formats, computer software or other rights of whatever nature related thereto shall remain the property of G.A.C. Further, Affiliate acknowledges and agrees that all names, logos, marks, copyright notices or designations utilized by G.A.C in connection with the Service (the "Marks") are the sole and exclusive property of G.A.C and/or its affiliates, and no rights or ownership are intended to be or shall be transferred to Affiliate. Affiliate's use of the Marks shall be limited to the advertising and promotion of its carriage of the Service over the Systems pursuant to this Agreement; provided, however, that Affiliate may request that G.A.C allow it to use the Marks in other manners, and G.A.C agrees not to unreasonably withhold its consent to reasonable business uses of the Marks requested by Affiliate. G.A.C shall provide Affiliate with samples of the Marks which Affiliate shall use in their entirety (including all service mark and trademark notices) whenever the Marks are used by Affiliate.

         (b) G.A.C acknowledges that the names "Comcast", "Comcast Cable Communications, Inc.", "Comcast Cablevision" and the concentric "C" mark are the exclusive property of Affiliate and/or its affiliated entities, and that G.A.C has not and will not acquire any proprietary rights therein by reason of this Agreement. Any use of such names or marks by G.A.C shall be subject to Affiliate's prior written consent.

9.       REPRESENTATIONS AND INDEMNIFICATION

          (a) G.A.C represents and warrants to Affiliate that (i) it is a corporation duly organized and validly existing and in good standing under the laws of the State of Colorado; (ii) G.A.C has the corporate power and authority to enter into this Agreement and to fully perform its obligations hereunder; (iii) G.A.C is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder; (iv) the individual executing this Agreement on behalf of G.A.C has the authority to do so; (v) G.A.C is operating in substantial compliance with all applicable laws, rules and regulations; (vi) nothing contained in the Service shall violate the civil or property rights, copyrights, trademark rights, right of privacy or any other right of any person, firm or corporation except that no representation and warranty is given with respect to music performance rights, subject to the indemnification obligation of G.A.C pursuant to Section 9(d) hereof; and (vii) the license fee rates set forth on Exhibit B attached hereto for the years 2003 and 2004 are the standard license fee rates for G.A.C, and have been agreed to in at least one written affiliate agreement with a cable television operator in the United States with an equivalent or greater number of basic cable television subscribers as Affiliate.

          (b) Affiliate represents and warrants to G.A.C that (i) Affiliate is a corporation duly organized and validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; (ii) Affiliate has the corporate power and authority to enter into this Agreement and to fully perform its obligations hereunder; (iii) the individual executing this Agreement on behalf of Affiliate has the authority to do so; and (iv) Affiliate is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder.

          (c) Affiliate and G.A.C shall each indemnify, defend and forever hold harmless the other, the other's affiliated companies and their respective officers, directors, employees, partners and agents from all liabilities, claims, costs, damages and expenses (including, without limitation, reasonable counsel fees) arising out of any breach or claimed breach by it of any representation or warranty or any of its obligations pursuant to this Agreement. G.A.C will credit Affiliate for any continuous interruption of Service caused by G.A.C of twenty-four (24) hours or longer. The amount so credited shall be an amount equal to that portion of the monthly license fees applicable to the period during which the Service was interrupted. G.A.C's liability for damages arising out of its inability or failure to deliver the Service shall be limited to the license fee credits set forth in the preceding sentence.

          (d) With respect to music performance rights, G.A.C agrees that it will use its commercially reasonable efforts, at its expense, to secure additional appropriate licenses, authorities or other grants of right regarding music performance rights related to the exhibition and distribution of the Service by G.A.C, Affiliate and/or the Systems distributing the Service which G.A.C does not currently possess, and will indemnify and hold harmless Affiliate from and against any claims, damages, liabilities, costs and expenses arising from music performance rights related to the exhibition and distribution of the Service by G.A.C, Affiliate and/or the Systems distributing the Service.

         (e) In connection with any indemnification provided for in this Section 9, each party shall so indemnify the other only if such other party claiming indemnification shall give the indemnifying party prompt notice of any claim or litigation to which its indemnification applies; it being agreed that the indemnifying party shall have the right to assume the full defense of any or all claims or litigation to which its indemnity applies and that the indemnified party will cooperate fully (at the cost of the indemnifying party) with the indemnifying party in such defense and in the settlement of such claims or litigation, and the indemnified party shall make no compromise or settlement of any such claim without the prior written consent of the indemnifying party. The settlement of any claim without the prior written consent of the indemnifying party shall release the indemnifying party from its obligations hereunder with respect to such claim or action so settled.

          (f) Except as herein provided, neither Affiliate nor G.A.C shall have any rights against the other party hereto for the non-operation of facilities or the non-furnishing of the Service if such non-operation or non-furnishing is due to an act of God; inevitable accident; fire; lockout; flood; tornado; hurricane; strike; or other labor dispute; riot or civil commotion; earthquake; war; act of government or governmental instrumentality (whether federal, state or local); failure of performance by a common carrier; failure in whole or in part of technical facilities; or other cause (financial inability excepted) beyond such party's reasonable control. In the event of non-operation or non-furnishing of the Service for a period of ten (10) consecutive days, Affiliate shall have the right to insert programming of its choice on the channel otherwise identified with the Service until such time as the Service is fully operational again. Credit will be given to Affiliate, however, on the portion of the Service which is affected by an interruption during any month equal to the product of (i) the license fees which would be due for such month, calculated in accordance with Section 4 hereof, assuming no interruption of Service during such month, multiplied by (ii) a fraction, the numerator of which is the total number of hours of interruption of the Service during such month and the denominator of which is the total number of hours of the Service which would have been provided during such month absent such interruption(s). In the event of non-operation or non-furnishing of the Service for a period of fifteen (15) or more consecutive days, or thirty (30) days out of any ninety (90) day period, Affiliate may terminate this Agreement by delivery of written notice thereof to G.A.C without any further obligation or liability on the part of G.A.C or Affiliate.

         (g) The representations, warranties and indemnities contained in this
         Section 9 shall continue throughout the term of this Agreement and the indemnities shall survive the expiration or termination of this Agreement.

10.      CONFIDENTIALITY

          (a) Neither Affiliate nor G.A.C shall disclose to any third party (other than its respective officers, directors, employees, auditors and attorneys each of whom shall agree to be bound by the provisions of this Section 10 and whose compliance herewith shall be the legal obligation of the disclosing party) any information with respect to the terms and provisions of this Agreement, including by way of press release(s), and G.A.C shall not disclose any information obtained in any inspection and/or audit of Affiliate's books and records, except: (i) to the extent necessary to comply with law or legal reporting or disclosure requirements, including those relating to the public or private offering of securities, or the valid order of an administrative agency or a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information;
         (ii) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys; provided, however, that such parent company, auditors and attorneys agree to be bound by the provisions of this Section 10; (iii) in order to enforce its rights pursuant to this Agreement; and (iv) if mutually agreed by Affiliate and G.A.C in advance and in writing.

         (b) This Section 10 shall survive the termination or expiration of this Agreement.

11.      GENERAL

         (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, this Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that upon 30 days' prior notice to the other party, either party may assign this Agreement to any entity controlled by, controlling, or under common control with such party, or to an entity acquiring all or substantially all of the assets of such party, whether by acquisition, stock issuance, trade, merger or other means.

          (b) Neither Affiliate nor G.A.C shall be, or hold itself out as, the agent of the other under this Agreement. No subscriber of Affiliate shall be deemed to have any privity of contract or direct contractual or other relationship with G.A.C by virtue of this Agreement or G.A.C's delivery of the Service to Affiliate hereunder. Likewise, no supplier of advertising or programming or anything else included in the Service by G.A.C shall be deemed to have any privity of contract or direct contractual or other relationship with Affiliate by virtue of this Agreement or Affiliate's carriage of the Service hereunder. Nothing contained herein shall be deemed to create, and the parties do not intend to create, any relationship of partners, joint venturers or agents, as between Affiliate and G.A.C, and neither party is authorized to or shall act toward third parties or the public in any manner which would indicate any such relationship with the other. G.A.C disclaims any present or future right, interest or estate in or to the transmission facilities of Affiliate or the parent, subsidiaries, partnerships or joint venturers controlling the Systems on which the programming signals delivered by Affiliate are transmitted, such disclaimer being to acknowledge that neither Affiliate nor the transmission facilities of the Systems (and the owners thereof) are common carriers.

          (c) Except for the Original G.A.C Agreement (as hereinafter defined), this Agreement contains the entire understanding of the parties and supersedes all prior understandings of the parties relating to the subject matter herein. This Agreement may not be modified except in writing executed by all parties hereto. Any waiver must be in writing and signed by the party whose rights are being waived and no waiver by either Affiliate or G.A.C of any breach of any provision hereof shall be or be deemed to be a waiver of any preceding or subsequent breach of the same or any other provision of this Agreement.

         (d) This Agreement and all collateral matters shall be construed in accordance with the internal laws of the State of Colorado applicable to agreements fully made and to be performed therein, irrespective of the place of actual execution or performance.

         (e) The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision of this Agreement.

         (f) G.A.C and Affiliate each acknowledge that this Agreement was fully negotiated by the parties and, therefore, no provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

         (g) The provisions of this Agreement are for the exclusive benefit of the parties hereto and their permitted assigns, and no third party shall be a beneficiary of, or have any rights by virtue of, this Agreement.

         (h) The titles and headings of the sections in this Agreement are for convenience only and shall not in any way affect the interpretation of this Agreement.

         (i) (i) G.A.C agrees that if, at any time during the term of this Agreement, it gives or offers to any third party with an equivalent or lesser number of Service Subscribers than Affiliate any non-economic term, provision, covenant or consideration (excluding deletion rights) which are or is more favorable to such third party than Affiliate is receiving hereunder, G.A.C will afford such more favorable non-economic term, provision, covenant or consideration to Affiliate, on and subject to the same material terms and conditions offered or given to such other affiliate.

          (ii) Within ten (10) business days after receiving Affiliate's request, G.A.C shall provide Affiliate with a certificate signed by an authorized officer of G.A.C stating that G.A.C has complied with the conditions of this Section.

          (j) As between G.A.C and Affiliate, Affiliate shall be responsible for all taxes levied upon Affiliate or related to the existence or operation of the Systems or to its handling and delivery of the Service from its Systems' headends to subscribers. G.A.C shall be responsible for all taxes levied with respect to producing, distributing, licensing and transmitting the Service to such headends.

          (k) Except with respect to closed captioning and second audio programs (which uses Affiliate agrees shall be reserved to G.A.C throughout the Term of this Agreement), G.A.C agrees that signal distribution beyond traditional television video and audio, including but not limited to the use of Vertical Blanking Interval ("VBI"), is not essential to, nor a part of, the transmission of the Service and, thus, except for the rights reserved to G.A.C herein, all rights in and to signal distribution beyond traditional television video and audio, including but not limited to the use of the VBI, are retained by and reserved to Affiliate, and nothing herein shall preclude Affiliate from exercising and exploiting such rights exclusively by means and in any locations concurrently herewith freely and without restrictions.

          (l) The obligations of Affiliate under this Agreement with respect to the launch and distribution of the Service are in addition to the obligations of Affiliate under that certain Affiliate Agreement dated as of December 10, 1997 between G.A.C and Affiliate (the "Original G.A.C Agreement"). The terms and conditions of the Original
         G.A.C Agreement shall govern the distribution of the Service on Systems where the Service is launched pursuant to the terms of such agreement, and the terms and conditions of this Agreement shall govern the distribution of the Service on Systems where the Service is launched pursuant to the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above.

                         GREAT AMERICAN COUNTRY, INC.
                         a Colorado corporation


                         By ___________________________
                            Jeffrey C. Wayne
                            Vice President and General Manager


                         COMCAST PROGRAMMING,
                         a division of COMCAST
                         CORPORATION


                         By ____________________________
                            Thomas A. Hurley,
                            Senior Vice President, Programming

                                    EXHIBIT A

                          SYSTEMS DISTRIBUTING SERVICE


            List Each
         Franchise Area                                         No. of
      Served by Each System          Launch Date              Subscribers
     ----------------------          -----------             -------------

                                    EXHIBIT B

                                  LICENSE FEES

I. Affiliate shall pay the following license fees per Service Subscriber per month (the "Base Rate"):

Penetration of
Service in any
System              1998     1999      2000     2001     2002     2003      2004
------              ----     ----      ----     ----     ----     ----      ----
70% or greater
                    $.05     $.055     $.06     $.065    $.07     $.075     $.08

II. In Systems where the Service is distributed on a level of cable television service with a penetration rate of less than 70% (excluding lifeline), Affiliate shall pay, in addition to the Base Rate, the following tier surcharge per Service Subscriber per month:

Penetration of
Service in any System            1998 through 2004
---------------------            -----------------

50% to 69.9%                     $.02
30% to 49.9%                     $.04
20% to 29.9%                     $.06
0%-19%                           $.08

III. The following volume discounts to the Base Rate are available to Affiliate based on the aggregate number of Service Subscribers of Affiliate receiving the Service pursuant to the terms of this Agreement:

Aggregate Number of                    % Discount Applicable
Service Subscribers*                   to the Base Rate
--------------------                   ---------------------
100,000 - 249,999                      5%
250,000 - 499,999                      10%
500,000 - 749,999                      15%
750,000 - 999,999                      20%
1,000,000 - 1, 999,999                 25%
2,000,000 - 3,999,999                  40%
Over 4,000,000                         50%

*For purposes of calculating applicable volume discounts with respect to license fees payable under this Agreement, all Service Subscribers receiving the Service pursuant to this Agreement and the Orginal G.A.C Agreement (as such term is defined herein) shall be aggregated.